================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              METATEC CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[Metatec Logo]

                              METATEC CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 20, 1999

To the Shareholders of
METATEC CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Metatec Corporation, a Florida corporation (the "Company"), will be held at the Company's principal executive offices located at 7001 Metatec Boulevard, Dublin, Ohio 43017, on Tuesday, April 20, 1999, at 1:00 p.m., local time, for the following purposes:

          1. To elect two Class III directors.

          2. To consider and vote upon a proposal to amend the Company's 1990 Stock Option Plan to increase the number of shares that may be issued upon the exercise of stock options from 1,010,000 to 1,610,000.

          3. To consider and vote upon a proposal to approve the Company's 1999 Directors Stock Option Plan.

          4. To consider and vote upon a proposal (the "Reincorporation Proposal") to change the Company's state of incorporation from Florida to Ohio (the "Reincorporation") through a merger of the Company with and into Metatec International, Inc., an Ohio corporation and a wholly owned subsidiary of the Company ("Metatec International").

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on February 22, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     In order that your shares may be represented at this meeting and to assure a quorum, please sign and return the enclosed proxy promptly. A return addressed envelope, which requires no postage, is enclosed. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

                                             By Order of the Board of Directors

                                             Julia A. Pollner
                                             Secretary

Dated: March 22, 1999

                              METATEC CORPORATION

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is being furnished to the holders of common shares, $.10 par value, of the Company ("Metatec Shares") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company's Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices located at 7001 Metatec Boulevard, Dublin, Ohio 43017, on Tuesday, April 20, 1999, at 1:00 p.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting.

     The approximate date on which this Proxy Statement and the form of proxy will be first sent to shareholders is March 22, 1999.

                               PROXIES AND VOTING

     The close of business on February 22, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, 6,071,739 Metatec Shares were outstanding and entitled to vote. Each Metatec Share is entitled to one vote.

     All Metatec Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the Metatec Shares represented by that proxy will be voted in favor of the proposals set forth on the accompanying Notice of Annual Meeting. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder's presence at the Annual Meeting does not by itself revoke the proxy. Abstentions and broker non-votes (a broker non-vote will occur if a broker who holds Metatec Shares in street name for its customer has not received voting instructions from its customer and does not have discretion to vote on the matter) will not be counted in determining the votes cast on the proposals set forth on the accompanying Notice of Annual Meeting and will not have a positive or negative effect on these proposals. Abstentions, however, will be considered as Metatec Shares present and entitled to vote at the Annual Meeting and will be counted for purposes of determining whether a quorum is present.

     Shareholders do not have the right to cumulate their votes in electing directors, and the nominees who receive the highest number of votes will be elected. The vote required to approve the proposals to amend the Company's 1990 Stock Option Plan and to approve the 1999 Directors Stock Plan is a majority of the outstanding Metatec Shares present in person or by proxy at the Annual Meeting. The vote required to approve the Reincorporation Proposal is a majority of the Metatec Shares outstanding and entitled to vote at the Annual Meeting.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     The number of directors currently is fixed at six. The Board of Directors is divided into three classes, Class I, Class II, and Class III, with two directors in each class. The directors in each class are elected to three-year terms. The terms of office of one class of directors expire each year at the annual meeting of shareholders and at such time as their successors are duly elected and qualified. The term of office of the Class III directors expires concurrently with the holding of the Annual Meeting, and the two incumbent directors in Class III have been nominated for re-election.

     At the Annual Meeting, all Metatec Shares represented by proxies, unless otherwise specified, will be voted to elect the nominees named below as Class III directors for a three-year term expiring in 2002. If any nominee named below as a Class III director is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice.

                              CLASS III DIRECTORS
                            (NOMINEES FOR ELECTION)

                                                                                      METATEC SHARES
                                                                                      OF THE COMPANY
            NAME OF                                                        DIRECTOR    BENEFICIALLY
         DIRECTOR AND                                                       OF THE     OWNED AS OF
         POSITION WITH                PRINCIPAL OCCUPATION(S) DURING THE   COMPANY     FEBRUARY 22,    PERCENT
          THE COMPANY            AGE            PAST FIVE YEARS             SINCE        1999(1)       OF CLASS
         -------------           ---  -----------------------------------  --------   --------------   --------
A. Grant Bowen,                  68   Financial consultant since March       1991         46,083           *
  Director                            1986. Mr. Bowen is also a director
                                      of W.W. Williams Co.
Jeffrey M. Wilkins,              54   Chairman of the Board and Chief        1989        586,828(2)      9.3%
  Chairman of the Board,              Executive Office of the Company
  President, and Chief                since 1989, and President since
  Executive Officer                   July 1998. Mr. Wilkins is also a
  of the Company                      director of CheckFree Corporation
                                      and Holophane Corporation.

     Set forth below is information relating to directors whose terms will continue after the Annual Meeting.

                               CLASS I DIRECTORS
                            (TERMS EXPIRING IN 2000)

                                                                                      METATEC SHARES
                                                                                      OF THE COMPANY
            NAME OF                                                        DIRECTOR    BENEFICIALLY
         DIRECTOR AND                                                       OF THE     OWNED AS OF
         POSITION WITH                PRINCIPAL OCCUPATION(S) DURING THE   COMPANY     FEBRUARY 22,    PERCENT
          THE COMPANY            AGE            PAST FIVE YEARS             SINCE        1999(1)       OF CLASS
         -------------           ---  -----------------------------------  --------   --------------   --------
Joseph F. Keeler, Jr.,           58   Chairman, Chief Executive Officer      1997        155,534(3)      2.6%
  Director                            and President of the Fishel
                                      Company, a national underground
                                      utility contractor, since 1978. Mr.
                                      Keeler has been with The Fishel
                                      Company since 1967. Mr. Keeler is
                                      also a director of Airnet Systems,
                                      Inc.

                                                                                      METATEC SHARES
                                                                                      OF THE COMPANY
            NAME OF                                                        DIRECTOR    BENEFICIALLY
         DIRECTOR AND                                                       OF THE     OWNED AS OF
         POSITION WITH                PRINCIPAL OCCUPATION(S) DURING THE   COMPANY     FEBRUARY 22,    PERCENT
          THE COMPANY            AGE            PAST FIVE YEARS             SINCE        1999(1)       OF CLASS
         -------------           ---  -----------------------------------  --------   --------------   --------
Peter J. Kight,                  42   Chairman, Chief Executive Officer      1994         55,834           *
  Director                            and President of Checkfree
                                      Corporation, a company that
                                      provides a nationwide electronic
                                      bill paying system, since January
                                      1981.

                               CLASS II DIRECTORS
                            (TERMS EXPIRING IN 2001)

                                                                                      METATEC SHARES
                                                                                      OF THE COMPANY
            NAME OF                                                        DIRECTOR    BENEFICIALLY
         DIRECTOR AND                                                       OF THE     OWNED AS OF
         POSITION WITH                PRINCIPAL OCCUPATION(S) DURING THE   COMPANY     FEBRUARY 22,    PERCENT
          THE COMPANY            AGE            PAST FIVE YEARS             SINCE        1999(1)       OF CLASS
         -------------           ---  -----------------------------------  --------   --------------   --------
Jerry D. Miller,                 63   President of D&D Properties, Inc.      1976         50,100           *
  Director                            and President of MGB, Inc., two
                                      companies engaged in the real
                                      estate business, since May 1992.
                                      President and Treasurer of the
                                      Company from its incorporation in
                                      1976 until May 1993. Chairman of
                                      the Board of the Company from June
                                      1978 until August 1989.
James V. Pickett,                57   Vice Chairman of Banc One Capital      1995        125,123(4)      2.1%
  Director                            Corp., a subsidiary of Banc One
                                      Holding Corporation, since February
                                      1993. President of Pickett Realty
                                      Advisors, Inc., an asset management
                                      firm for hotel owners, since
                                      December 1991. President of a group
                                      of affiliated companies and
                                      partnerships, collectively known as
                                      The Pickett Companies, involved in
                                      the management and ownership of
                                      real estate since 1965. Mr. Pickett
                                      is also a director of Wendys
                                      International, Inc. and Karrington
                                      Health, Inc.

---------------

* Less than 1%

(1) Except as otherwise indicated in the notes to this table, the persons named in the table and their spouses have sole voting and investment power with respect to all Metatec Shares owned by them. For each of the directors, this table includes the following number of Metatec Shares which may be acquired upon the exercise of options that are currently exercisable or exercisable within 60 days of February 22, 1999: Mr. Bowen -- 22,500 Metatec Shares; Mr. Kight -- 22,500 Metatec Shares; Mr. Keeler -- 5,000 Metatec Shares; Mr. Miller -- 22,500 Metatec Shares; Mr. Pickett -- 17,500 Metatec Shares; and Mr. Wilkins -- 212,500 Metatec Shares.

(2) Includes 100 Metatec Shares owned by a trust which is for the benefit of one of Mr. Wilkins' children. Mr. Wilkins is the trustee of such trust.

(3) Includes 48,334 Metatec Shares owned by a family limited partnership, of which Mr. Keeler is a partner.

(4) Includes 24,000 Metatec Shares owned by a corporation controlled by Mr. Pickett.

     In addition to the Metatec Shares beneficially owned by Mr. Wilkins, as set forth above, Christopher L. Winslow, Julia A. Pollner, Nicholas Fortine, and Alexander P. Deak, the other named executive officers in the Summary Compensation Table set forth below, beneficially owned 59,488, 52,500, 13,688, and 65,114 Metatec Shares, respectively, as of February 22, 1999, which in each case constituted less than one percent of the outstanding Metatec Shares as of such date, except for Mr. Deak, who beneficially owned 1.1%. Mr. Winslow and his spouse have sole voting and investment power with respect to all Metatec Shares owned by them. Messrs. Deak and Fortine and Ms. Pollner have sole voting and investment power with respect to all Metatec Shares owned by them. The number of Metatec Shares beneficially owned by Mr. Winslow, Ms. Pollner and Messrs. Fortine and Deak include 52,500, 52,500, 11,688, and 55,500 Metatec Shares, respectively, which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of February 22, 1999.

     As of February 22, 1999, the number of Metatec Shares owned by all directors and executive officers of the Company as a group (13 persons) was 1,210,192 (18.5%). The foregoing amount includes 474,688 Metatec Shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of February 22, 1999.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The Board of Directors held seven meetings and took action four times by written consent during 1998. Each director attended at least 75% of the meetings held by the Board of Directors and the committees on which he served during 1998.

     The Board of Directors has established an Executive Committee, a Compensation Committee, and a Finance and Audit Committee. The members of the Executive Committee are Jeffrey M. Wilkins, Joseph F. Keeler, Jr., and James V. Pickett. The Executive Committee, which may exercise all of the authority of the Board of Directors between its meetings, took action once by written consent during 1998. The members of the Compensation Committee are Joseph F. Keeler, Jr., Jerry D. Miller and James V. Pickett. The Compensation Committee, which is responsible for administering the Company's stock option plans and which may exercise the authority of the Board of Directors with respect to the compensation of employees of the Company, held two meetings and took action twice by written consent during 1998. The members of the Audit and Finance Committee are A. Grant Bowen, Peter J. Kight, and Jerry D. Miller. The Audit and Finance Committee, which is responsible for the appointment of the independent auditors, the annual audit of the Company's accounts by the independent auditors, and all related matters, along with other activities undertaken by such committee, held one meeting during 1998.

     The Board of Directors has no standing nominating committee or committee performing similar functions.

COMPENSATION OF DIRECTORS

     Employee directors receive no additional compensation for service on the Board of Directors or its committees. Directors of the Company who are not also employees of the Company receive a fee of $1,250 per board meeting attended in person, $500 per board meeting attended through telephonic communication and a quarterly retainer of $1,250. In addition, directors of the Company who are not officers or employees of the Company do not receive any additional compensation for committee meetings attended, unless the committee meets on a date different from a board meeting, in which case they receive $500 per committee meeting attended. The Company has a directors deferred compensation plan pursuant to which directors may defer all or a portion of their director fees.

     Directors of the Company who are not officers or employees of the Company or any of its subsidiaries currently receive stock options pursuant to the Company's 1992 Directors' Stock Option Plan. Under this plan, immediately following each annual meeting of shareholders of the Company, each eligible director is automatically granted an option to purchase 2,500 Metatec Shares. These options are fully vested at the time of grant and must be exercised within five years of the grant date. In addition, each new director is automatically granted an option, on a one-time basis, to purchase 10,000 Metatec Shares. These one-time options have five-year terms and vest in equal annual installments over a four-year period. All options are granted at an exercise price equal to the fair market value of the Metatec Shares on the last trading day prior to the annual meeting relating to the date of grant.

     If the Company's 1999 Directors Stock Option Plan is approved by shareholders (see "Proposal Three: Approval of the 1999 Directors Stock Option Plan"), directors who are not officers or employees of the Company or any of its subsidiaries will begin receiving stock options pursuant to this plan rather than the Company's 1992 Directors' Stock Option Plan. Under the 1999 Directors Stock Option Plan, immediately following each annual meeting of shareholders of the Company (commencing with this Annual Meeting), each eligible director automatically shall be granted an option to purchase 5,000 Metatec Shares. These options are fully vested at the time of grant and must be exercised within five years of the grant date. In addition, the committee of the Company's Board of Directors administering this plan has the authority to grant each new director an option, on a one-time basis, to purchase a number of Metatec Shares as such committee may deem appropriate upon such terms and conditions consistent with such plan as such committee may deem appropriate. All options shall be granted at an exercise price equal to the fair market value of the Metatec Shares on the last trading day prior to the annual meeting relating to the date of grant. For a more detailed discussion regarding this plan, see "Proposal Three: Approval of 1999 Directors Stock Option Plan."

                             EXECUTIVE COMPENSATION

     Set forth below is summary information regarding the annual and long-term compensation of the Company's chief executive officer and its four most highly compensated executive officers, other than the chief executive officer, at the end of 1998.

SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                             ---------------------
                                     ANNUAL COMPENSATION        METATEC SHARES
         NAME AND                    --------------------         UNDERLYING             ALL OTHER
    PRINCIPAL POSITION       YEAR     SALARY     BONUS(1)     OPTIONS GRANTED(2)      COMPENSATION(3)
    ------------------       ----     ------     --------     ------------------      ---------------
Jeffrey M. Wilkins.........  1998    $288,462    $128,048                                  $4,814
  Chairman of the Board,     1997    $250,000    $ 52,896           200,000                $3,858
  President, and Chief       1996    $250,000    $178,885                                  $7,963
  Executive Officer
Christopher L. Winslow.....  1998    $109,231    $ 78,000                                  $3,404
  Senior Vice President,     1997    $100,000    $ 31,456            27,500                $2,850
  Operations                 1996    $ 94,231    $ 38,850                                  $3,934
Julia A. Pollner...........  1998    $ 87,885    $ 37,616                                  $2,629
  Senior Vice President,     1997    $ 79,808    $  6,222            40,000                $1,726
  Finance                    1996    $ 63,215    $  4,140                                  $1,721
Nicholas Fortine...........  1998    $ 78,769    $103,777            30,000                $3,378
  Vice President,            1997    $ 63,000    $111,069            10,000                $3,017
  Sales                      1996    $ 59,731    $  6,570                                  $1,338
Alexander P. Deak..........  1998    $103,846    $ 66,134                                  $3,346
  Vice President and         1997    $ 94,962    $ 19,795            35,000                $2,223
  Chief Information Officer  1996    $ 87,500    $  9,850                                  $3,518

---------------

(1) Mr. Wilkins' bonus was paid pursuant to his employment agreement with the Company. For 1998, bonuses to the other named executive officers were earned pursuant to the Company's Open Book Management Plan. Under this plan, at the beginning of each year the Company establishes a pre-tax income goal for the year and assigns a fixed number of points to each executive and employee (called "associates" at the Company) of the Company. At the end of each quarter, a performance sharing bonus for each executive and associate is determined based upon the number of points assigned to the executive or associate and the value of those points. The value of each point depends upon the Company's actual pre-tax income for the year relative to the pre-tax income goal established at the beginning of the year. Points will increase in value if the Company exceeds its goal and decrease in value if the Company does not meet its goal. In establishing the pre-tax income goal and determining actual pre-tax income for the year, the Company does not take into consideration performance sharing bonuses paid or payable under the plan but does take into consideration any bonus paid or payable to Mr. Wilkins under his employment agreement with the Company. During prior years, bonuses to the other named executive officers were earned pursuant to an Incentive Compensation Plan for certain key executives of the Company selected by the chief executive officer. Pursuant to that plan, an individual target incentive amount for each executive and a target amount for the Company's pre-tax income was established.

    Each participating executive was paid a bonus in an amount ranging from 40% to 140% of his target incentive amount based on his percentage of the target pre-tax income actually achieved by the Company.

(2) This column sets forth the number of Metatec Shares subject to options granted during the indicated year pursuant to the Company's 1990 Stock Option Plan.

(3) Represents amounts contributed by the Company as matching contributions to its 401(K) retirement plan and excess group term life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all grants of stock options during 1998 to the executive officers named in the Summary Compensation Table:

                                                   INDIVIDUAL GRANTS                              POTENTIAL
                             -------------------------------------------------------------    REALIZABLE VALUE
                                                      % OF                                    AT ASSUMED ANNUAL
                                                     TOTAL                                     RATES OF STOCK
                                 NUMBER OF          OPTIONS        EXERCISE                   APPRECIATION FOR
                               METATEC SHARES      GRANTED TO       PRICE                      OPTION TERM(3)
                                 UNDERLYING       EMPLOYEES IN       PER        EXPIRATION   -------------------
           NAME              OPTIONS GRANTED(1)   FISCAL YEAR      SHARE(2)        DATE         5%        10%
           ----              ------------------   ------------   ------------   ----------   --------   --------
Jeffrey M. Wilkins.........             0               0              --             --            0          0
  Chairman of the Board,
  President, and Chief
  Executive Officer
Christopher L. Winslow.....             0               0              --             --            0          0
  Senior Vice President,
  Operations
Julia A. Pollner,..........             0               0              --             --            0          0
  Senior Vice President,
  Finance
Nicholas Fortine...........        30,000             7.5%          $5.31         7/9/08     $100,183   $253,883
  Vice President, Sales
Alexander P. Deak,.........             0               0              --             --            0          0
  Vice President and Chief
  Information Officer

---------------

(1) Except as otherwise indicated in the notes to this table, all of the options were granted under the Company's 1990 Stock Option Plan and are subject to a one-year vesting schedule.

(2) The per share exercise price is equal to the fair market value of Metatec Shares on the date of grant.

(3) The dollar amounts under the 5% and 10% columns are the result of calculations required by the rules of the Securities and Exchange Commission. Although permitted by these rules, the Company did not use an alternate formula for a grant date valuation because the Company is not aware of a formula that would determine with reasonable accuracy a present value based on future unknown factors.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following tables sets forth stock option exercises during 1998 by the executive officers named in the Summary Compensation Table and the value of in-the-money stock options held by those individuals as of December 31, 1998:

                                                                        NUMBER OF
                                                                      METATEC SHARES
                                                                        UNDERLYING     VALUE OF UNEXERCISED
                                                                       UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS AT          OPTIONS AT
                                       METATEC SHARES                    12/31/98            12/31/98
                                          ACQUIRED         VALUE       EXERCISABLE/        EXERCISABLE/
                NAME                    ON EXERCISE     REALIZED(1)   UNEXERCISABLE      UNEXERCISABLE(2)
                ----                   --------------   -----------   --------------   --------------------
Jeffrey M. Wilkins...................        0               0        206,250/18,750    $319,500/$ 58,500
  Chairman of the Board,
  President, and Chief Executive
  Officer
Christopher L. Winslow...............        0               0         42,500/30,000    $ 92,450/$ 93,600
  Senior Vice President, Operations
Julia A. Pollner.....................        0               0         48,750/11,250    $101,700/$ 35,100
  Senior Vice President, Finance
Nicholas Fortine.....................        0               0         10,844/32,531    $ 36,333/$ 73,598
  Vice President, Sales
Alexander P. Deak....................        0               0         48,750/20,250    $114,310/$ 63,180
  Vice President and
  Chief Information Officer

---------------

(1) Aggregate market value of the Metatec Shares covered by the option less the aggregate price paid by the executive officer.

(2) The value of in-the-money options was determined by subtracting the exercise price from the closing price of Metatec Shares as of December 31, 1998.

EMPLOYMENT AGREEMENT WITH MR. WILKINS

     The Company and Mr. Wilkins are parties to an Amended and Restated Employment Agreement, as amended (the "Employment Agreement"), pursuant to which Mr. Wilkins is serving as Chairman of the Board and Chief Executive Office of the Company. The Employment Agreement continues until terminated by the parties. The Employment Agreement may be terminated by the Company for "Cause" (defined as dishonesty constituting a felony) or because of Mr. Wilkins' "Long-Term Disability." The Employment Agreement may also be terminated by Mr. Wilkins for "Good Reason" (defined as any material reduction in authority, title, or responsibility, any reduction in compensation or benefits or any assignment of additional duties) or by either party upon at least one year's notice. Mr. Wilkins' current annual base salary is $450,000. Mr. Wilkins is also entitled to receive fringe benefits, as determined by the Board of Directors, of the type which are typically provided to chief executive officers of similarly situated companies, and an annual incentive bonus (payable in quarterly installments, calculated on a cumulative basis) equal to a specified percentage of the net pre-tax profit of the Company (calculated without consideration of any such bonuses paid or payable to Mr. Wilkins). Prior to calendar year 1999, Mr. Wilkins was paid five percent of the net pre-tax profit of the Company. The Employment

Agreement was recently amended to decrease the value of this bonus arrangement. For calendar years 1999, 2000, and 2001, Mr. Wilkins will be entitled to receive an amount equal to five percent, four percent, and three percent, respectively, of the net pre-tax profit of the Company for the applicable year, up to a maximum of $7.5 million of net pre-tax profit, and two and one-half percent of the net pre-tax profit, if any, in excess of $7.5 million. For calendar year 2002 and thereafter, Mr. Wilkins will be entitled to receive an amount equal to two and one-half percent of the net pre-tax profit of the Company. Upon termination of the Employment Agreement, unless the termination is by the Company for Cause or unless the termination is a voluntary termination by Mr. Wilkins without Good Reason, Mr. Wilkins is entitled to receive a single payment equal to his full annual salary in effect at the time. Mr. Wilkins is entitled to continue to receive the incentive bonuses for the three calendar years of the Company ending after the date of his termination and is also entitled to receive group life and group health insurance coverage for the one-year period following the date of his termination.

     The Company has the option to purchase all of Mr. Wilkins' Metatec Shares at fair market value upon Mr. Wilkins' death or Long-Term Disability or upon his voluntary termination other than Good Reason or upon the Company's termination for Cause. For a period of three years after termination of his employment, Mr. Wilkins is prohibited from competing against the Company unless he is terminated by the Company without Cause or he voluntarily resigns for Good Reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Joseph F. Keeler, Jr., Jerry D. Miller and James V. Pickett. Until May 1993, prior to his appointment to the Compensation Committee, Mr. Miller served as President of the Company. There are no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board of Directors or the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors regularly reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance. The Compensation Committee is composed entirely of independent outside directors. The Compensation Committee believes that the Company's compensation policy must be designed to attract, retain, reward, and motivate highly qualified individuals to manage the Company to meet corporate growth and earnings objectives and to maximize shareholder value. The Company's compensation policy has three primary components, which are described below.

     BASE SALARY. The primary component of executive compensation is an annual base salary. In establishing the amount of an executive officer's annual base salary (other than the chief executive officer), the Compensation Committee reviews a recommendation made by the Company's chief executive officer and considers other factors as well, including the position held by the executive officer, his or her accomplishments during the year, his or her level of responsibility and experience, and the relationship of the executive officer's salary to the salaries of other managers and associates of the Company. After considering these factors, the Compensation Committee subjectively determines the amount of each executive officer's annual base salary.

     The annual base salary of Mr. Wilkins, the Company's chairman, president, and chief executive officer, is paid pursuant to his employment agreement with the Company. The Board of Directors and its Compensation Committee each has the authority to increase Mr. Wilkins' annual base salary, and in October 1998, the Compensation Committee increased Mr. Wilkins' annual base salary from $250,000 to $450,000. The Compensa-tion Committee increased Mr. Wilkins' annual base salary for a number of reasons. During 1998, Mr. Wilkins assumed additional responsibilities as President of the Company and as a result of the Company's purchase in September 1998 of substantially all of the assets used in the CD-ROM services business of Imation Corp. That acquisition more than doubled the Company's revenues, expanded its operations to Europe, expanded its major operating facilities from one to three, and added approximately 200 new employees.

     ANNUAL INCENTIVE. A second component of executive compensation consists of performance sharing bonuses available to all executives and employees (called "associates" at the Company) under the Company's Open Book Management Plan. This plan is designed to give associates a stake in the outcome of the Company's business. Under this plan, at the beginning of each year the Company establishes a pre-tax income goal for the year and assigns a fixed number of points to each executive and associate of the Company. At the end of each quarter, a performance sharing bonus for each executive and associate is determined based upon the number of points assigned to the executive or associate and the value of those points. The value of each point depends upon the Company's actual pre-tax income for the year relative to the pre-tax income goal established at the beginning of the year. Points will increase in value if the Company exceeds its goal and decrease in value if the Company does not meet its goal. In establishing the pre-tax income goal and determining actual pre-tax income for the year, the Company does not take into consideration performance sharing bonuses paid or payable under the plan but does take into consideration any bonus paid or payable to Mr. Wilkins under his employment agreement with the Company.

     Mr. Wilkins does not participate in the Open Book Management Plan. Instead, under his employment agreement with the Company, Mr. Wilkins receives an annual incentive bonus in addition to his base salary. The amount of this annual incentive bonus (which is payable in quarterly installments, calculated on a cumulative basis) is equal to a specified percentage of the net pre-tax profit of the Company (calculated without consideration of any such bonuses paid or payable to Mr. Wilkins). Prior to calendar year 1999, Mr. Wilkens was paid five percent of the net pre-tax profit of the Company. In late 1998, the Compensation Committee began reviewing this bonus arrangement and determined that a change in this arrangement was appropriate. First, the overall size of the Company had significantly increased due to the acquisition of Imation Corp.'s CD-ROM services business. Second, the Compensation Committee desired to create an arrangement which provides more long-term incentives. To that end, the Compensation Committee determined that a decrease in value to Mr. Wilkins' cash incentive bonus, coupled with a significant option grant, achieved the appropriate mix of short- and long-term incentives. Accordingly, in February 1999, the Company and Mr. Wilkins agreed to an amendment to Mr. Wilkins' employment agreement with respect to his annual incentive bonus. For calendar years 1999, 2000, and 2001, Mr. Wilkins will be entitled to receive an amount equal to five percent, four percent, and three percent, respectively, of the net pre-tax profit of the Company for the applicable year, up to a maximum of $7.5 million of net pre-tax profit, and two and one-half percent of the net pre-tax profit, if any, in excess of $7.5 million. For calendar year 2002 and thereafter, Mr. Wilkins will be entitled to receive an amount equal to two and one-half percent of the net pre-tax profit of the Company.

     LONG-TERM STOCK INCENTIVES. Stock options form the third component of executive compensation. The Company's 1990 Stock Option Plan is designed to align a portion of the executive and key associates compensation package with the long-term interests of shareholders. All options are granted by the Compensation Committee, whose members are not eligible to participate in this Plan. The Company's associates are granted options in amounts subjectively determined by the Compensation Committee to be appropriate given the relative positions and responsibilities of the associates. Options have been granted for all Metatec Shares reserved for issuance under the 1990 Stock Option Plan, and it is proposed that 600,000 Metatec Shares be added to this plan in order to enable it to continue to function. See "Proposal Two: Amendment to the 1990 Stock Option Plan."

     As discussed above, in February 1999, the Company and Mr. Wilkins agreed to an amendment to Mr. Wilkins' employment agreement which decreased the value of his cash incentive bonus. Concurrently with such decrease, and in order to achieve an appropriate mix of short- and long-term incentives, the Compensation Committee granted Mr. Wilkins an option to purchase 100,000 Metatec Shares at an exercise price equal to the fair market value of the Metatec Shares on the grant date ($6.63 per share). This option is subject to a one-year vesting schedule. Mr. Wilkins' option was granted subject to shareholder approval of the amendment to the 1990 Stock Option Plan. If this amendment is not approved by shareholders, Mr. Wilkins' option will automatically terminate.

                                                           Joseph F. Keeler, Jr.
                                                       Jerry D. Miller, Chairman
                                                                James V. Pickett

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its officers and directors were complied with by such persons, except as follows: Joseph F. Keeler, Jr., a director of the Company, failed to timely report a purchase of 40,000 Metatec Shares in July 1998.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information with respect to the only persons known by the Company to own beneficially 5% or more of Metatec Shares:

                                    AMOUNT AND NATURE    PERCENT
       NAME AND ADDRESS OF            OF BENEFICIAL         OF
         BENEFICIAL OWNER             OWNERSHIP(1)      OWNERSHIP
       -------------------          -----------------   ---------
Jeffrey M. Wilkins                       586,828(2)         9.3%
  7001 Metatec Boulevard
  Dublin, Ohio 43017
Wellington Management Company, LLP       612,700           10.1%
  75 State Street
  Boston, Massachusetts 02109
Dimensional Fund Advisors, Inc.          488,400            8.0%
  1299 Ocean Avenue
  Santa Monica, California 90401

---------------

(1) Beneficial ownership as of December 31, 1998, except in the case of Mr. Wilkins, which is as of February 22, 1999.

(2) Includes the following: (i) 212,500 Metatec Shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of February 22, 1999; and (ii) 100 Metatec Shares owned by a trust which is for the benefit of one of Mr. Wilkins' children. Mr. Wilkins is the trustee of such trust.

             PROPOSAL TWO: AMENDMENT TO THE 1990 STOCK OPTION PLAN

     The directors and shareholders of the Company have adopted the Company's 1990 Stock Option Plan and five amendments to this Plan (collectively, the "1990 Stock Option Plan"). The purposes of the 1990 Stock Option Plan are to assist the Company and its subsidiaries in attracting and retaining highly qualified employees, to provide employees with a proprietary interest in the Company, and to stimulate the interests of employees in the development and financial success of the Company.

     At the Annual Meeting, shareholders will be asked to approve Amendment No. 6 to the 1990 Stock Option Plan, which was adopted by the Company's Board of Directors on July 9, 1998. Pursuant to the requirements of the 1990 Stock Option Plan, and in order to be effective under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the proposed amendment must be approved by the Company's shareholders within 12 months after its adoption by the Board of Directors. At the Annual Meeting, unless otherwise indicated, proxies will be voted for the adoption of the proposed amendment. The following discussion of the 1990 Stock Option Plan and of Amendment No. 6 is qualified in its entirety by reference to the full text of the 1990 Stock Option Plan, including the proposed amendment, which is attached hereto as Appendix A.

     A total of 1,010,000 Metatec Shares have been reserved for issuance (subject to anti-dilution adjustments) under the 1990 Stock Option Plan. Options for all 1,010,000 of these shares have been granted under the 1990 Stock Option Plan, of which options for 742,425 shares have not been exercised. Additional Metatec Shares need to be added to the 1990 Stock Option Plan in order to enable it to continue to function. Management desires to have the 1990 Stock Option Plan available to incentivize employees because the grant of options serves to link an employee's interest in the Company with that of a shareholder's, namely to see the value of his or her shares appreciate. If approved, Amendment No. 6 will increase the total number of Metatec Shares reserved for issuance under the 1990 Stock Option Plan by 600,000 to 1,610,000.

     Persons eligible to receive options under the 1990 Stock Option Plan are all officers and full-time employees of the Company and its subsidiaries and, in the case of options not intended to qualify as incentive stock options under
Section 422 of the Code ("Nonqualified Options"), directors of subsidiaries of the Company (other than directors of such subsidiaries who are also directors of the Company). As of February 22, 1999, the Company and its subsidiaries had a total of 801 employees eligible to receive options under the 1990 Stock Option Plan.

     As of the date hereof, options for 307,150 of these 600,000 shares had been granted to employees. All of these options were granted subject to shareholder approval of Amendment No. 6. If Amendment No. 6 is not approved by shareholders, these options will automatically terminate.

     The Company's Compensation Committee administers the 1990 Stock Option Plan. The members of the Compensation Committee are not eligible to participate in the 1990 Stock Option Plan while serving on the Compensation Committee and each must be a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee designates from time to time, in its discretion, eligible persons to whom options will be granted under the 1990 Stock Option Plan, the number of Metatec Shares that will be the subject of each option, and the terms and conditions under which each option is granted. The Compensation Committee has the authority to grant Nonqualified Options and options intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Options").

     The purchase price for Metatec Shares subject to an Incentive Option may not be less than the fair market value of Metatec Shares at the time the Incentive Option is granted. If the grantee, at the time the Incentive Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, then the purchase price of Metatec Shares subject to the Incentive Option must be at least 110% of the fair market value of Metatec Shares at the time the Incentive Option is granted. For purposes of the 1990 Stock Option Plan, the fair market value of Metatec Shares means, as of any given date: (a) the mean between the highest and lowest bid and ask prices, as reported by the National Association of Securities Dealers, Inc., on the most recent previous reporting day; (b) the last reported sale price in the Nasdaq National Market system on the most recent previous reporting day; or (c) the last reported sale price on any stock exchange on which the shares are listed on the most recent previous reporting day, whichever is applicable. The aggregate fair market value (determined at the time of the grant of the option) of Metatec Shares with respect to which Incentive Options are exercisable for the first time by any eligible person during any calendar year (under all incentive stock 1990 Stock Option Plans of the Company) may not exceed $100,000. Each Incentive Option granted under the 1990 Stock Option Plan must be evidenced by a written incentive option agreement in a form approved by the Committee. All Incentive Options granted under the 1990 Stock Option Plan must be granted within 10 years from June 21, 1990, and exercised within 10 years from the date granted.

     Incentive Options are not transferable by the grantee other than by will or the laws of descent and distribution. Incentive option agreements may contain restrictions on the exercisability of Incentive Options and the transferability of Metatec Shares subject to Incentive Options. Except upon the discharge for cause of any grantee of an Incentive Option (in which case all unexercised Incentive Options granted to such grantee shall lapse), if the grantee of an Incentive Option ceases to be an employee of the Company or any of its subsidiaries by reason of his or her death, disability, retirement, resignation, replacement, or any other reason, then the Incentive Option or any unexercised portion of the Incentive Option which otherwise is exercisable terminates unless it is exercised within three months after the date such grantee ceases to be an employee. If the reason for cessation of such employment is death, the three-month period is instead a one-year period.

     The purchase price for Metatec Shares subject to Nonqualified Options is determined by the Committee, provided that the price cannot be less than 50% of the fair market value of Metatec Shares at the time the Nonqualified Option is granted.

     Each Nonqualified Option granted under the 1990 Stock Option Plan must be evidenced by a written nonqualified option agreement in a form approved by the Committee. The Nonqualified Options are not exercisable after the expiration of 10 years from the date granted and are not transferable by the grantee other than by will or the laws of descent and distribution. Each Nonqualified Option agreement may contain restrictions on the exercisability of the Nonqualified Options and the transferability of the Metatec Shares subject to the Nonqualified Options. Except upon the discharge for cause of any grantee of a Nonqualified Option (in which case all unexercised Nonqualified Options granted to such grantee shall lapse), if the grantee of a Nonqualified Option ceases to be an officer or employee of the Company or any of its subsidiaries or a director of a subsidiary of the Company by reason of his or her disability, retirement, resignation, replacement, or any other reason, then the Nonqualified option or any unexercised portion of the Nonqualified Option which otherwise is exercisable terminates unless it is exercised within three months after the date such grantee ceases to be an officer, employee or director. If the reason for cessation of employment or cessation of the relationship as a director is death, the three-month period is instead a one-year period.

     No consideration is received by the Company or its subsidiaries for the granting of options under the 1990 Stock Option Plan.

     The market value of Metatec Shares subject to options outstanding under the 1990 Stock Option Plan was $5,948,130 as of March 12, 1999.

     No option is exercisable and no Metatec Shares are deliverable under the 1990 Stock Option Plan except in compliance with all applicable federal and state securities laws and regulations. Metatec Shares purchased upon exercise of an option may not be sold before at least six months have elapsed from the date such option was granted.

     The Company's Board of Directors, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend the 1990 Stock Option Plan or may at any time terminate the 1990 Stock Option Plan, provided that: (a) no such action may materially and adversely affect any outstanding options without the consent of the grantees of the options; and (b) except for certain adjustments in the event of a change in capital structure of the Company, no amendment may be made by board action without shareholder approval if (i) the amendment would (A) materially increase the benefits accruing to participants under the 1990 Stock Option Plan, (B) materially increase the number of Metatec Shares which may be issued under the 1990 Stock Option Plan, or (C) materially modify the requirements as to eligibility for participation in the 1990 Stock Option Plan, or (ii) the approval would be required with respect to Incentive Options to preserve the status of the 1990 Stock Option Plan as an incentive stock 1990 Stock Option Plan and the qualifications of any options as incentive stock options under Section 422 of the Code.

     Federal income taxation of the various events related to the options (option grant, option exercise, and sale of shares) under the 1990 Stock Option Plan is different for Nonqualified Options and Incentive Options.

     NONQUALIFIED OPTIONS. In general, for federal income tax purposes under present law:

          (a) The grant of a Nonqualified Option, by itself, will not result in income to the optionee.

          (b) Except as provided in (e) below, the exercise of a Nonqualified Option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of Metatec Shares on the date of exercise over the exercise price.

          (c) Except as provided in (e) below, the optionee's tax basis of Metatec Shares acquired upon the exercise of a Nonqualified Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

          (d) No deduction will be allowable to the employer corporation upon the grant of a Nonqualified Option, but upon the exercise of a Nonqualified Option, a deduction will be allowable to the employer corporation at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such Nonqualified Option if the employer corporation deducts and withholds appropriate federal withholding tax.

          (e) With respect to the exercise of a Nonqualified Option and the payment of the exercise price by the delivery of Metatec Shares, to the extent that the number of Metatec Shares received does not exceed the number of Metatec Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of Metatec Shares received will be the same as the tax basis of Metatec Shares surrendered, and the holding period of the optionee in Metatec Shares received will include his or her holding period in Metatec Shares surrendered. To the extent that the number of Metatec Shares received exceeds the number of Metatec Shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess Metatec Shares, the tax basis of such Metatec Shares will be equal to the fair market value of such Metatec Shares at the time of exercise, and the holding period of the optionee in such Metatec Shares will begin on the date such Metatec Shares are transferred to the optionee.

     INCENTIVE OPTIONS. In general, for federal income tax purposes under present law:

          (a) Neither the grant nor the exercise of an Incentive Option, by itself, will result in income to the optionee; however, the excess of the fair market value of Metatec Shares at the time of exercise over the exercise price is (unless there is a disposition of Metatec Shares acquired upon exercise of an Incentive Option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

          (b) If Metatec Shares acquired upon exercise of an Incentive Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Option is granted or one year from the date on which such Metatec Shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee's basis which, except as provided in (e) below, is the exercise price.

          (c) Except as provided in (e) below, if the Metatec Shares acquired upon the exercise of an Incentive Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the Metatec Shares to the optionee upon exercise of the Incentive Option (a "disqualifying disposition"):

             (i) Ordinary income will be realized by the optionee at the time of the disqualifying disposition in the amount of the excess, if any, of the fair market value of the Metatec Shares at the time of such exercise over the exercise price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the exercise price.

             (ii) Short-term or long-term capital gain will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the Metatec Shares at the time of such exercise.

             (iii) Short-term or long-term capital loss will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the exercise price over the amount realized.

          (d) No deduction will be allowed to the employer corporation with respect to Incentive Options granted or Metatec Shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period referred to above, the employer corporation will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition, if the employer corporation satisfies appropriate reporting requirements.

          (e) With respect to the exercise of an Incentive Option and the payment of the option price by the delivery of Metatec Shares to the extent that the number of Metatec Shares received does not exceed the number of Metatec Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the Metatec Shares received will be the same as the tax basis of the Metatec Shares surrendered, and the holding period (except for purposes of the one-year period referred to in (c) above) of the optionee in the Metatec Shares received will include his or her holding period in the Metatec Shares surrendered. To the extent that the number of Metatec Shares received exceeds the number of Metatec Shares surrendered, no taxable income will be realized by the optionee at that time, such excess Metatec Shares will be considered Incentive Option stock with a zero basis, and the holding period of the optionee in such Metatec Shares will begin on the date such Metatec Shares are transferred to the optionee. If the Metatec Shares surrendered were acquired as the result of the exercise of an Incentive Option and the surrender takes place within two years from the date the option relating to the surrendered Metatec Shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at the time of exercise of the Metatec Shares surrendered over the basis of such Metatec Shares. If any of the Metatec Shares received are disposed of within one year after the Metatec Shares are transferred to the optionee, the optionee will be treated as first disposing of the Metatec Shares with a zero basis.

     If approved by shareholders, Amendment No. 6 to the 1990 Stock Option Plan will increase the number of Metatec Shares that may be issued upon the exercise of options granted under the 1990 Stock Option Plan from 1,010,000 to 1,610,000. The Company has granted options for 307,150 of these additional 600,000 Metatec Shares. The following table sets forth the number of Metatec Shares that may be issued upon the exercise of these options by certain executive officers and groups of individuals. The options on these Metatec Shares will be exercisable only if shareholders approve Amendment No. 6 to the 1990 Stock Option Plan.

                                                              NUMBER OF METATEC
                                                              SHARES SUBJECT TO
          EXECUTIVE OFFICER / GROUP OF INDIVIDUALS              OPTION GRANT
          ----------------------------------------            -----------------
Jeffrey M. Wilkins..........................................       100,000
Christopher L. Winslow......................................             0
Julia A. Pollner............................................             0
Nicholas Fortine............................................             0
Alexander P. Deak...........................................             0
All executive officers as a group (8 persons)...............       158,000
All employees, other than executive officers, as a group
  (144 persons).............................................       149,150

     The vote required to approve Amendment No. 6 to the 1990 Stock Option Plan is a majority of all outstanding Metatec Shares present in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1990 STOCK OPTION PLAN.

        PROPOSAL THREE: APPROVAL OF THE 1999 DIRECTORS STOCK OPTION PLAN

     The directors of the Company have adopted the Company's 1999 Directors Stock Option Plan. If approved by shareholders, the 1999 Directors Stock Option Plan will replace the Company's 1992 Directors' Stock Option Plan effective immediately following the Annual Meeting. The 1999 Directors Stock Option Plan is administered by a committee of the Company's Board of Directors (the "Committee"). The options provided for under the 1999 Directors Stock Option Plan are not intended to qualify as incentive stock options under the Code.

     The purposes of the 1999 Directors Stock Option Plan are to advance the interests of the Company and its shareholders by encouraging directors of the Company who are not employees of the Company or any of its subsidiaries (each an "Eligible Director") to acquire a proprietary interest in the Company, promoting the interest of such directors in the development and financial success of the Company, and assisting the Company in attracting and retaining highly qualified directors through the granting of stock options to purchase Metatec Shares.

     At the Annual Meeting, shareholders will be asked to approve the 1999 Directors Stock Option Plan, which was adopted by the directors on February 17, 1999. Pursuant to the requirements of the 1999 Directors Stock Option Plan, the 1999 Directors Stock Option Plan must be approved by the Company's shareholders within 12 months after its adoption by the Board of Directors. At the Annual Meeting, unless otherwise indicated, proxies will be voted for approval of the 1999 Directors Stock Option Plan. The following discussion of the 1999 Directors Stock Option Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Appendix B.

     Under the 1999 Directors Stock Option Plan, following each annual meeting of shareholders of the Company (commencing with this Annual Meeting), each Eligible Director is automatically granted an option to purchase 5,000 Metatec Shares. These options are fully vested at the time of grant. In addition, the Committee shall have the authority to grant to each person who first becomes an Eligible Director after the effective date of the 1999 Directors Stock Option Plan an option (a "One-Time Option") to purchase such number of Shares as the Committee may deem appropriate upon such terms and conditions consistent with the Plan as the Committee may deem appropriate.

     Like the current directors plan, the 1999 Directors Stock Option Plan will continue to incentivize directors by granting them options which serve to link their interest in the Company with that of each shareholder's, namely to see the value of his or her shares appreciate. If approved, the 1999 Directors Stock Option Plan will provide for these annual option grants through the Company's 2008 annual meeting of shareholders. A total of 300,000 Metatec Shares have been reserved for issuance (subject to anti-dilution adjustments) under the 1999 Directors Stock Option Plan. No options have been granted under the 1999 Directors Stock Option Plan.

     The price to be paid to purchase Metatec Shares upon exercise of an option granted under the 1999 Directors Stock Option Plan is the fair market value of Metatec Shares at the time the option is granted. For purposes of the 1999 Directors Stock Option Plan, the fair market value of Metatec Shares means, as of any given date: (a) the mean between the highest and lowest bid and ask prices, as reported by the National Association of Securities Dealers, Inc., on the most recent previous reporting day, (b) the last reported sale price in the Nasdaq National Market system on the most recent previous reporting day, or (c) the last reported sale price on any stock exchange on which Metatec Shares are listed on the most recent previous reporting day, whichever is applicable. Each option granted under the 1999 Directors Stock Option Plan must be evidenced by a written stock option agreement between the Eligible Director to whom such option was granted and the Company.

     Each option (except One-Time Options) is fully vested on the date such option is granted. One-Time Options may be subject to a vesting schedule if deemed appropriate by the Committee.

     No option may be exercised more than five years after the date of grant. Options may be transferred only by will or the laws of descent and distribution, pursuant to a domestic relations order, or, if permitted by the Committee, by gift to a grantee's spouse, children, grandchildren, nieces, or nephews or to the trustee of a trust for the principal benefit of these persons or to a partnership whose only partners consist of these persons. Options may be exercised only by a grantee or his or her legal representative or, if gifted, by the permitted transferee or the transferee's legal representative.

     If a grantee of an option ceases to be an Eligible Director due to death, then the option must be exercised within one year from the grantee's death (but in no event later than the original expiration date of the option). If a grantee of an option ceases to be an Eligible Director for any reason other than death or discharge for cause, then the option must be exercised within six months after the date the grantee ceases to be an Eligible Director. However, if a director who has reached the age of 70 thereafter ceases to be an Eligible Director for any reason other than death or discharge for cause, then any options which are then exercisable by that director will not terminate six months thereafter as originally provided under the 1999 Directors Stock Option Plan, but will continue to be exercisable for the original remaining terms of the respective options. However, if a former director thereafter dies, then such director's options will terminate unless exercised as provided under the 1999 Directors Stock Option Plan with respect to the death of a director. Upon the discharge of a grantee as a director of the Company for cause, all unexercised options granted to such grantee will immediately lapse and be of no further force or effect.

     Metatec Shares purchased upon exercise of an option may not be sold before at least six months has elapsed from the date the option was granted.

     The Company's Board of Directors may alter, amend or suspend the 1999 Directors Stock Option Plan from time to time or may terminate the 1999 Directors Stock Option Plan at any time, except that the Board of

Directors cannot materially and adversely affect any outstanding options granted under the 1999 Directors Stock Option Plan without the consent of the individuals who have been granted such options.

     In general, for federal income tax purposes under present law:

          (a) The grant of an option, by itself, will not result in income to the optionee.

          (b) Except as provided in (e) below, the exercise of an option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the Metatec Shares on the date of exercise over the exercise price.

          (c) Except as provided in (e) below, the optionee's tax basis of the Metatec Shares acquired upon the exercise of an option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the Metatec Shares on the date of exercise.

          (d) No deduction will be allowable to the Company upon the grant of an option, but upon the exercise of an option, a deduction will be allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such option, if the Company satisfies appropriate reporting requirements.

          (e) With respect to the exercise of an option and the payment of the exercise price by the delivery of Metatec Shares, to the extent that the number of Metatec Shares received does not exceed the number of Metatec Shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the Metatec Shares received will be the same as the tax basis of the Metatec Shares surrendered, and the holding period of the optionee in the Metatec Shares received will include his or her holding period in the Metatec Shares surrendered. To the extent that the number of Metatec Shares received exceeds the number of Metatec Shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess Metatec Shares, the tax basis of such excess Metatec Shares will be equal to the fair market value of the Metatec Shares at the time of exercise, and the holding period of the optionee in such Metatec Shares will begin on the date such Metatec Shares are transferred to the optionee.

     If the 1999 Directors Stock Option Plan is approved by shareholders, options for the following number of Metatec Shares will be granted to each of the following directors and director nominees (assuming election) following the Annual Meeting.

                                                              NUMBER OF METATEC
                                                              SHARES SUBJECT TO
NAME                                                            OPTION GRANT
----                                                          -----------------
A. Grant Bowen..............................................        5,000
Joseph F. Keeler............................................        5,000
Peter J. Kight..............................................        5,000
Jerry D. Miller.............................................        5,000
James V. Pickett............................................        5,000

     The vote required to approve the 1999 Directors Stock Option Plan is a majority of all outstanding Metatec Shares present in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999 DIRECTORS STOCK OPTION PLAN.

       PROPOSAL FOUR: REINCORPORATION OF THE COMPANY FROM FLORIDA TO OHIO

                                    GENERAL

     For the reasons described below, the Company's Board of Directors has unanimously approved the Reincorporation Proposal and recommends that the Company's shareholders approve it as well. If the Reincorporation Proposal is approved, the Company will change its state of incorporation from Florida to Ohio by merging with and into (the "Merger") Metatec International, Inc., a wholly owned subsidiary of the Company that was recently formed for the purpose of accomplishing the Reincorporation. As part of the Merger, the Company's name will be changed to "Metatec International, Inc." ("Metatec International").

     Upon the completion of the Merger, Metatec International will succeed to all of the business, properties, assets and liabilities of the Company, and all of the directors, officers, and employees of the Company will become directors, officers, and employees of Metatec International. There will be no change in the business, management, location of the principal executive offices or other facilities, capitalization, assets, or liabilities of the Company (the name of the Company will change). Nor will there be any change in the Company's employee benefit plans and arrangements, because Metatec International will assume and continue the Company's benefit plans and arrangements following the Merger. In addition, all of the Metatec Shares will, as a result of the Merger, be converted into an equal number of fully paid and non-assessable common shares, without par value, of Metatec International. These shares will continue to be traded without interruption on The Nasdaq Stock Market under the symbol "META." See "Manner of Effecting the Reincorporation."

     Because Metatec Shares are listed for trading on The Nasdaq Stock Market, shareholders of the Company who do not vote in favor of the Reincorporation Proposal will not have dissenters' rights under Florida law in connection with the Reincorporation Proposal.

                        REASONS FOR THE REINCORPORATION

     The Company is seeking to change its state of incorporation to Ohio for a number of reasons. First, because the primary reason for incorporating in Florida no longer exists, the Company's Board of Directors believes that it is more appropriate for Ohio law to govern the rights and interests of the Company and its shareholders rather than Florida law. In 1976, the Company incorporated in Florida because of its physical presence there. In 1989, however, the Company moved its principal executive offices to Ohio in connection with its entering the information services business. Since that time, the Company has conducted its Board of Director and shareholder meetings in Ohio. The Company also employs a significant number of associates at its manufacturing facility and client service center in Ohio. Since the Company's disposition of its real estate holdings in 1992, it has not had any corporate offices, manufacturing facilities, or other significant assets in Florida. In summary, the primary reason for the decision to incorporate the Company in Florida -- its physical presence there -- no longer exists.

     In addition, after payment of a one-time fee to the State of Ohio of approximately $28,000, the Company's overall state tax liability should be lower as a result of the Reincorporation. As a Florida corporation, the Company must pay an intangible personal property tax to the State of Florida each year. If the Reincorporation Proposal is approved, this tax will be eliminated, which the Company estimates will save it approximately $35,000 per year in state intangible taxes. Reincorporating the Company in Ohio will also simplify corporate administration and reduce costs in part by eliminating the Company's obligation to file certain reports and other documents with the State of Florida.

     Reincorporating the Company in Ohio will also provide benefits to shareholders and directors that are not available under Florida law. Under Ohio law, the Company's shareholders will be entitled to the benefits of statutory provisions that are designed to encourage negotiated -- as opposed to hostile -- takeovers of Ohio corporations, and its directors will be entitled to the benefit of a higher standard of proof imposed on persons who seek to impose personal liability on them. For additional information, see "Comparison of Florida and Ohio Law" below.

     For the foregoing reasons, and after taking into consideration other differences between Florida and Ohio corporation law, the Company's Board of Directors has concluded that the Reincorporation is in the best interest of the Company and its shareholders.

                    MANNER OF EFFECTING THE REINCORPORATION

     The Reincorporation will be accomplished through a merger of the Company with and into Metatec International pursuant to the terms of an Agreement and Plan of Merger and Reorganization, a copy of which is attached to this Proxy Statement as Appendix C (the "Merger Agreement"). The following summary is not a complete description of the Reincorporation Proposal and is qualified in its entirety by reference to the Merger Agreement and the Articles of Incorporation and Code of Regulations of Metatec International.

     Metatec International will be the surviving company in the Merger. However, because Metatec International has only nominal assets, the practical effect of the Merger will be to reincorporate the Company from Florida to Ohio and to change its name to Metatec International, Inc. At the Effective Time (as defined in the Merger Agreement), the separate corporate existence of the Company will cease and Metatec International will succeed to all of the business, properties, assets and liabilities of the Company. There will be no change in the location of the principal executive offices or other facilities of the Company. In addition, at and after the Effective Time, all of the directors, officers, and employees of the Company will become directors, officers, and employees of Metatec International.

     All Metatec Shares issued and outstanding immediately prior to the Effective Time will, as a result of the Merger and without any action on the part of the holders of such shares, be converted into an equal number of fully paid and non-assessable common shares, without par value, of Metatec International ("Metatec International Shares"). Metatec International Shares will have the same terms as the Metatec Shares, subject to any differences that might arise as a result of differences between Ohio law and Florida law. Metatec International Shares will also continue to be traded without interruption on the Nasdaq Stock Market under the symbol "META." At and after the Effective Time, each holder of a certificate representing Metatec Shares (a "Metatec Certificate") will be deemed for all purposes to be the holder of the number of Metatec International Shares into which the Metatec Shares were converted. SHAREHOLDERS OF THE COMPANY WILL NOT NEED TO SURRENDER THEIR METATEC CERTIFICATES FOR CERTIFICATES REPRESENTING METATEC INTERNATIONAL SHARES. However, a shareholder may do so if he or she wishes, and any shareholder who surrenders his or her Metatec Certificate to the Company after the Reincorporation will receive a new certificate representing Metatec International Shares.

     Each option to purchase Metatec Shares granted under the Company's 1990 Stock Option Plan, the 1992 Directors' Stock Option Plan, and (if approved) the 1999 Directors Stock Option Plan that is outstanding immediately prior to the Effective Time will, as a result of the Merger and without any action on the part of the holders of such options, be converted into and become an option to purchase the same number of Metatec International Shares. All such options will be at the same option price and subject to the same terms and conditions as the options to purchase Metatec Shares. Moreover, approval of the Reincorporation Proposal will constitute approval of the adoption of the 1990 Stock Option Plan and the 1992 Directors' Stock Option Plan. Metatec International will also continue the Open-Book Management Plan, the 401(k) Plan, and the directors deferred compensation plan after the Merger, and all participants in these plans will continue to participate in them after the Merger without any change in the terms and conditions that currently apply.

     The Company anticipates that the Merger will become effective as soon as practicable after shareholder approval of the Reincorporation Proposal. However, the Company's Board of Directors may terminate the Merger Agreement prior to the Effective Time, before or after shareholder approval of the Reincorporation Proposal, if the Board of Directors determines that doing so would be in the best interests of the Company. The Merger Agreement may also be amended by the Company and Metatec International prior to the Effective Time, except that after shareholder approval of the Reincorporation Proposal, the Merger Agreement may not be amended to change the amount or kind of shares to be received in the Merger by the shareholders of the Company, any term of the Articles of Incorporation or the Code of Regulations of the Company, or any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the shareholders of the Company or Metatec International.

     BECAUSE METATEC SHARES ARE LISTED FOR TRADING ON THE NASDAQ STOCK MARKET, SHAREHOLDERS OF THE COMPANY WHO DO NOT VOTE IN FAVOR OF THE REINCORPORATION PROPOSAL WILL NOT HAVE DISSENTERS' RIGHTS UNDER FLORIDA LAW IN CONNECTION WITH THE REINCORPORATION PROPOSAL.

                     COMPARISON OF ORGANIZATIONAL DOCUMENTS

     The Reincorporation will have no material effect on the interests of shareholders under the Company's Articles of Incorporation and Bylaws. The Company's Articles of Incorporation authorize the Company to issue 10,083,500 shares of common stock, par value $.10 per share, with each share being entitled to one vote. As of the Effective Time, Metatec International's Articles of Incorporation will be amended to authorize the issuance of 10,000,000 Metatec International Shares, with each share being entitled to one vote, and to eliminate cumulative voting rights. AN EFFECT OF THE AMENDMENT TO ELIMINATE CUMULATIVE VOTING WILL BE TO PERMIT A MAJORITY OF A QUORUM OF THE VOTING POWER IN THE ELECTION OR REMOVAL OF DIRECTORS TO ELECT OR REMOVE EVERY DIRECTOR AND TO PRECLUDE A MINORITY OF A QUORUM OF SUCH VOTING POWER FROM ELECTING OR PREVENTING THE REMOVAL OF ANY DIRECTOR. However, because the shareholders of the Company do not presently have cumulative rights under the Company's Articles of Incorporation and Florida law, this Amendment does not reflect a change in the rights of the Company's shareholders. Metatec International's Articles of Incorporation will also contain provisions that are substantially the same as the provisions in the Company's Articles of Incorporation relating to the number of directors, the removal of directors, the division of directors into classes, the calling of special meetings of shareholders, and the approval of mergers and other business combinations. The Code of Regulations of Metatec International will be substantially the same as the Code of Regulations of the Company; any differences between the two will largely be the result of differences between Ohio and Florida law.

                       COMPARISON OF FLORIDA AND OHIO LAW

     If the Reincorporation Proposal is approved by the Company's shareholders, the Company will become an Ohio corporation, governed by Ohio law rather than Florida law. The interests of shareholders of Ohio corporations differ in some respects from the interests of shareholders of Florida corporations. Although it is not practical for this Proxy Statement to describe all of the relevant provisions of Florida and Ohio law, the provisions of Florida and Ohio law that the Company believes are material to shareholders in determining whether to approve the Reincorporation Proposal and the differences, if any, between them are summarized below.

     ANTI-TAKEOVER PROVISIONS. Both Florida and Ohio law contain provisions that are intended to benefit companies that are the object of takeover attempts and their shareholders. The Company, however, cannot avail itself of the benefits of section 607.0902 of the Florida Business Corporation Act (the "FBCA"), Florida's control-share acquisition statute. This statute applies only to Florida corporations that have their principal place of business or principal office in Florida, or that have substantial assets in Florida, and that meet certain other requirements with respect to the ownership of their shares by Florida residents. The Company does not meet these requirements.

     As an Ohio corporation, the Company would be subject to the provisions of the Ohio Control Share Acquisition Act (sections 1701.831 and 1701.832 of the Ohio Revised Code), the Ohio Control Bid Statute (sections 1707.041 and 1707.042 of the Ohio Revised Code), and the Ohio Business Combination Statute (chapter 1704 of the Ohio Revised Code -- also known as the Merger Moratorium Statute). Ohio law generally allows a corporation to elect not to be covered by these statutes by including provisions in its Articles of Incorporation making these statutes inapplicable to the corporation. However, Metatec International's Articles of Incorporation do not contain any such provisions, and thus these statutes will apply to the Company if the Reincorporation Proposal is approved. ALTHOUGH THESE STATUTES MAY HAVE AN ANTI-TAKEOVER EFFECT AND MAY MAKE TENDER OFFERS, PROXY CONTESTS AND CERTAIN MERGERS MORE DIFFICULT, THE PURPOSE OF THESE STATUTES IS TO PROMOTE DISCLOSURE OF INFORMATION AND TO ENCOURAGE POTENTIAL ACQUIRERS OF A CORPORATION TO NEGOTIATE WITH THE CORPORATION'S BOARD OF DIRECTORS AND TO MAKE A FINANCIALLY ATTRACTIVE, NON-COERCIVE OFFER FOR THE CORPORATION. As described below, the Company believes that these statutes are more beneficial than detrimental to corporations and their shareholders.

     The Ohio Control Share Acquisition Act is designed to give shareholders a reasonable opportunity to express their views on a proposed shift of control by requiring prior shareholder approval of any "control share acquisition" of an "issuing public corporation" (a definition the Company would meet if it were to reincorporate under Ohio law). This Act applies not only to traditional tender offers but also to open market purchases, privately negotiated transactions and transactions in which a public corporation originally issues securities. Briefly summarized, a "control share acquisition" is the acquisition of sufficient shares of an issuing public corporation to give the person who acquired the shares voting power that falls within one of the following ranges in regard to the election of directors: one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more. Any person who seeks to make a control share acquisition must first deliver to the issuing public corporation a statement that sets forth certain information about the person and the proposed acquisition of shares. Following the delivery of this statement, the directors of the issuing public corporation are required to call a special meeting of shareholders within a certain time period for the purpose of asking shareholders to vote on the proposed control share acquisition. For the control share acquisition to proceed, it must be authorized by the affirmative vote of a majority of the shares represented at the special meeting and by a majority of all such shares that are not "interested shares," defined to include shares owned by the person seeking to make the control share acquisition and by certain officers and directors of the issuing public corporation.

     The provisions of the Ohio Control Share Acquisition Act would provide shareholders the assurance that they will have adequate time to evaluate the proposal of the person seeking to make a control share acquisition of the Company. These provisions would also provide assurance that shareholders will be permitted to vote on whether to authorize such person's purchase program to go forward in the same manner and with the same proxy information that would be available to the shareholders if a proposed merger of Metatec International were before them. Finally, these provisions would provide assurance to shareholders that the interests of all shareholders will be taken into account in connection with the proposed control share acquisition and that all shareholders are more likely to be treated equally regarding the price to be offered for their shares is the proposed control share acquisition is approved.

     The procedural requirements of the Ohio Control Share Acquisition Act could render approval of any control share acquisition difficult in that a majority of the voting power of the Company, excluding "interested shares," would have to be represented at the meeting and voted in favor of the control share acquisition. This corporate defense against persons seeking to acquire control may discourage or prevent offers that some shareholders might find financially attractive. On the other hand, the need on the part of the acquiring person to convince the shareholders of the Company of the value and validity of his or her offer may cause the offer to be more financially attractive in order to gain shareholder approval. The Company's Board of Directors believes that the potential benefit of the procedures contemplated by the Ohio Control Share Acquisition Act substantially outweighs the disadvantage that shareholders may not have the opportunity to consider or to accept certain offers.

     The Ohio Control Bid Statute is designed to give shareholders of a "subject company" (a definition the Company may meet depending upon the ownership of its equity securities) full disclosure of all material information relating to a control bid for shares made pursuant to a tender offer. A control bid is the purchase (or offer to purchase) of any equity security of a subject company from a resident of Ohio if, after the purchase, the person making the purchase would own more than 10% of any class of the issued and outstanding equity securities of the company. A control bid also occurs when the person purchasing the equity security (or offering to purchase) is the subject company itself, the purchase or offer is made at a time when a control bid from another person is pending, and the purchase would reduce the number of issued and outstanding shares of the company by more than 10%.

     The Ohio Control Bid Statute requires the person making the tender offer to file with the Ohio Division of Securities a document that discloses the materials used in the tender offer along with information about the person making the tender offer and the tender offer itself. This information must also be given to the corporation that is the subject of the tender offer. The Ohio Division of Securities reviews this material and, within five days of the filing of the material, may suspend the control bid if it determines that the person making the tender offer has not complied with all of the disclosure requirements. Any such suspension may remain in effect until the Ohio Division of Securities conducts a hearing and determines that the disclosure provisions of the Ohio Control Bid Statute have been satisfied. The Company's Board of Directors believes that shareholders would benefit from the Control Bid Statute in that it would give them a statutory right to receive important information about any person seeking to take over the Company, a right enforced by the Ohio Division of Securities.

     The Ohio Business Combination Statute prohibits a wide range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an issuing public corporation and an "interested shareholder" (any person who owns shares representing at least 10% of the voting power of the corporation) for a period of three years after the person becomes an interested shareholder. The prohibition does not apply, however, if, prior to the date on which the person became an interested shareholder, the directors approve either the business combination or other transaction or the purchase of shares by the interested shareholder. The Ohio Business Combination Statute is designed to prevent many of the self-dealing activities that often accompany highly-leveraged acquisitions by prohibiting an interested shareholder from using the corporation or its assets or shares for his or her own benefit. The Ohio Business Combination Statute is also designed to encourage potential tender offerors to negotiate with the corporation's board of directors to ensure that shareholders receive fair and equitable consideration for their shares.

     The Ohio Business Combination Statute would encourage potential tender offerors to negotiate with the Company's Board of Directors to ensure that the shareholders receive fair and equitable consideration for their shares. However, the Ohio Business Combination Statute may present potential pitfalls for some shareholders in that some common corporate actions, such granting employee stock options and making loans to interested shareholders in the ordinary course of business, may be encompassed by the Ohio Business Combination Statute.

     The Company's Board of Directors believes that the limitation on business combinations and other transactions between the Company and an interested shareholder provided by the Ohio Business Combination Statute substantially outweigh the disadvantage that shareholders may not have the opportunity to consider or approve such transactions until a period of three years has elapsed after a person becomes an interested shareholder.

     Section 1707.043 of the Ohio Revised Code -- the Profit Recovery
Statute -- allows an Ohio corporation to seek to recover profits earned on the sale of the corporation's equity securities by a person who publicly discloses an intention to acquire control of the corporation. The purpose of this statute is to guard against efforts to manipulate the price of the corporation's equity securities. Certain profits cannot be recovered, including profits that do not exceed $250,000, profits earned more than eighteen months prior to the date on which the public disclosure was made, and profits earned by a person who establishes in court that his or her motive was not to manipulate the price of the security. The Company's Board of Directors believes that the Profit Recovery Statute would be beneficial to shareholders in that this statute makes it unattractive for a person to seek to manipulate the price of the Company's equity securities, potentially at the expense of shareholders.

     STANDARDS FOR DIRECTORS; DIRECTOR LIABILITY; INDEMNIFICATION. The standards that apply to directors of a corporation are generally the same under Florida and Ohio law. Directors must act in good faith, with the care that an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner they reasonably believe to be in the best interests of the corporation. Florida and Ohio law are also generally the same in regard to the factors directors may consider in discharging their fiduciary duties, including deciding whether to resist a change in control of the corporation. In addition to the interests of shareholders, directors may also take into consideration the interests of the corporation's employees, suppliers, creditors and customers, the economy of the state and nation, community and societal considerations, the long-term and the short-term interests of the corporation and its shareholders, and the possibility that these interests may be best served by the continued independence of the corporation.

     The circumstances under which a director may be held personally liable are different under Florida and Ohio law. Under Florida law, directors may be held personally liable for damages for breach of a fiduciary duty only if the breach constituted one of the following: a violation of criminal law, a transaction from which they derived an improper personal benefit, a vote for or consent to an unlawful distribution to shareholders, a conscious disregard for the best interests of the corporation or willful misconduct (in a derivative action), or a reckless act or omission or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property (in a third party action). Ohio law is similar in that directors may be held personally liable for damages for breach of a fiduciary duty. However, under Ohio law, the plaintiff must prove by clear and convincing evidence (a higher standard of proof than the preponderance of the evidence standard that is normally used in civil actions) that a director's action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This higher standard of proof, however, does not affect the liability of directors for unlawful loans, dividends or distributions.

     The right of directors, officers, and employees to be indemnified by the corporation for expenses (including attorney's fees) incurred by them in defending a legal action brought against them are generally the same under Florida and Ohio law. Both provide that a corporation has the power to indemnify directors, officers, and employees of the corporation against liability and expenses, including attorney's fees and amounts paid in settlement, provided that the director, officer, or employee acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, with respect to a criminal action, if he or she had not reasonable cause to believe that his or her conduct was unlawful. Both Florida and Ohio law also authorize a corporation to pay expenses incurred by directors, officers, or employees as they are incurred. However, in regard to the advancement of expenses, there is one important difference between Florida and Ohio law: Ohio law -- but not Florida law -- requires a corporation to pay expenses incurred by a director (but not an officer or employee) in defending an action as the expenses are incurred, provided that the director agrees to repay the expenses if it is proved by clear and convincing evidence that he or she is not entitled to be indemnified and if he or she agrees to cooperate with the corporation in regard to the action. Finally, both Florida and Ohio law require a corporation to indemnify a director, officer, or employee of the corporation against expenses to the extent that the director, officer, or employee is successful on the merits or otherwise in defending the action.

     In general, Ohio law provides greater protections to directors against personal liability, which in turn gives directors greater freedom to act in a manner that they believe is in the best interest of the corporation and its shareholders. Moreover, the Company's Board of Directors believes that the additional protections provided by Ohio law would benefit both the Company and its shareholders by making it easier for the Company to attract and retain highly qualified individuals to serve as independent directors.

     APPROVAL OF MERGERS AND CONSOLIDATIONS. Although Florida law and Ohio law differ with respect to the shareholder vote required to approve a merger or consolidation, approval of the Reincorporation Proposal will have no effect on the vote required by Company's shareholders. Under Florida law, unless the corporation's articles of incorporation provide otherwise, a merger or consolidation must be approved by a majority of all shares entitled to vote on the matter. The Company's Articles of Incorporation have modified this requirement and provide that a merger, consolidation or share exchange of the Company with or into any other corporation, or the sale, lease, exchange or other disposition of all or substantially all of the Company's assets must be approved by 60% of all shares entitled to vote on the matter unless at least two-thirds of the members of the board of directors have approved the matter. Generally, under Ohio law, unless the corporation's articles of incorporation provide otherwise, approval of these types of matters requires the affirmative vote of two-thirds of all shares entitled to vote. Metatec International's Articles of Incorporation eliminate this two-thirds voting requirement and retain the 60% voting requirement currently set forth in the Company's Articles of Incorporation.

     DISSENTERS' RIGHTS. Dissenters' rights (the right of a shareholder to dissent from a transaction and to have the corporation purchase his or her shares at their fair cash value) are slightly different under Florida and Ohio law. Under Florida law, shareholders have the right to dissent from a merger or a sale of substantially all of the assets of the corporation, except when a shareholder vote is not required or the corporation's shares are listed on a national securities exchange, traded on the Nasdaq National Market System, or held of record by not fewer than 2,000 shareholders. This exception is not available if the corporation's articles of incorporation provide otherwise. Shareholders also have dissenters' rights with respect to amendments to the corporation's articles of incorporation that may adversely affect the rights or preferences of shareholders. Under Ohio law, shareholders have the right to dissent from any amendment to the corporation's articles of incorporation that adversely affects the class of shares owned by the dissenting shareholder and from certain mergers, consolidations, business combinations and majority share acquisitions. No exception is made under Ohio law for a merger or sale of assets involving a corporation whose shares are traded on a national securities exchange or who have a certain number of shareholders.

     PREEMPTIVE RIGHTS/CUMULATIVE VOTING. Although Florida law and Ohio law differ with respect to preemptive rights (the right to maintain a proportionate interest in a corporation) and the right of shareholders to cumulate their votes in the election of directors, approval of the Reincorporation Proposal will have no effect on these rights of the Company's shareholders. Under Florida law, shareholders of a corporation do not have preemptive rights or cumulative voting rights unless the corporation's articles of incorporation grant shareholders these rights. In contrast, under Ohio law, shareholders of a corporation have preemptive rights and cumulative voting rights unless the corporation's articles of incorporation expressly deny shareholders these rights. The Company's shareholders do not have preemptive rights or cumulative voting rights under Florida law because the Company's Articles of Incorporation do not grant these rights to shareholders. Shareholders will not have preemptive rights or cumulative voting rights if the Reincorporation Proposal is approved because Metatec International's Articles of Incorporation expressly deny shareholders these rights.

     TERMS OF DIRECTORS/REMOVAL OF DIRECTORS. Approval of the Reincorporation Proposal will have no effect on the terms of office of directors or the manner in which directors may be removed from office. Directors will continue to have three-year terms of office. Directors will also continue to be subject to removal from office without cause by the affirmative vote of the holders of not less than 50% of all outstanding Metatec Shares, unless the directors of the Company have approved the removal of a director by a resolution adopted by at least two-thirds of the directors, in which case the 50% voting requirement does not apply.

ACCOUNTING TREATMENT/FEDERAL TAX CONSEQUENCES

     Applying generally accepted accounting principles, the Company will not recognize any gain or loss as a result of the Reincorporation. In addition, the consolidated financial statements of Metatec International immediately after the Reincorporation will be identical to those of the Company immediately prior to the Reincorporation.

     The Company has been advised by its legal counsel that, for federal income tax purposes, the Reincorporation will constitute a constitute a reorganization under Section 368 of the Internal Revenue Code (the "Code"). Under Section 368 of the Code, the Company's shareholders will recognize no gain or loss as a result of the Reincorporation and, in determining the federal tax basis and holding period of their Metatec International Shares, will retain the tax basis and include the holding period that applied to their Metatec Shares. In addition, under Section 368 of the Code, neither the Company nor Metatec International will recognize any gain or loss as a result of the Reincorporation, and Metatec International will succeed without adjustment to the tax attributes of the Company.

     Although the state and local income tax consequences of the Reincorporation are expected to be the same as the federal income tax consequences described above, the Company's shareholders should consult their own tax advisors about the possible state, local, or foreign income tax consequences that may result from the Reincorporation.

DIVIDENDS IN ARREARS/FEDERAL AND STATE REGULATORY REQUIREMENTS

     There are no dividends in arrears on Metatec Shares. In addition, with the exception of obtaining shareholder approval of the Reincorporation, the Company is not subject to any other federal or state regulatory requirement in connection with the Reincorporation.

     The vote required to approve the Reincorporation Proposal is a majority of the Metatec Shares outstanding and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE REINCORPORATION PROPOSAL.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total return (assuming reinvestment of dividends) on Metatec Shares to the yearly percentage change in the cumulative total return of the NASDAQ Computer and Data Processing Services Index and the NASDAQ Stock Market Index -United States. This comparison is shown for the five previous fiscal years of the Company. The graph and the amounts in the graph assume that $100 was invested on December 31, 1993 in Metatec Shares or in the applicable stock index and that all dividends were reinvested during the applicable fiscal year.

                                                         METATEC                NASDAQ COMPUTER &          NASDAQ STOCK MRKT -
                                                       CORPORATION                     DP                          US
                                                       -----------              -----------------          -------------------
12/93                                                      100                         100                         100
12/94                                                       66                         121                          98
12/95                                                       76                         234                         138
12/96                                                       47                         228                         170
12/97                                                       33                         280                         209
12/98                                                       52                         502                         293

     The foregoing graph is not -- nor is it intended to be -- any indication of the future performance of Metatec Shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has been selected by the Board of Directors to be the Company's independent public accountants for the fiscal year ending December 31, 1999. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and to have an opportunity to make a statement if desired and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2000 annual meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a shareholder intends to present a proposal at the 2000 annual meeting of shareholders, but does not seek to include such proposal in the Company's Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary date of this Proxy Statement or the persons named in the form of proxy for the 2000 annual meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company's Proxy Statement or form of proxy.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy in accordance with their judgment on such matters.

     The Company will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone or telegraph. The Company will reimburse banks, brokers, and nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of Metatec Shares held by any banks, brokers or nominees. If follow-up requests for proxies are necessary, the Company may employ other persons to make these requests.

                                             JULIA A. POLLNER
                                             Secretary

                                                                      APPENDIX A

                                AMENDMENT NO. 6
                                       TO
                              METATEC CORPORATION

                             1990 STOCK OPTION PLAN

     The Metatec Corporation 1990 Stock Option Plan (the "Original Plan"), as previously amended by Amendment No. 1 dated May 1, 1992, Amendment No. 2 dated February 22, 1993, Amendment No. 3 dated March 21, 1994 ("Amendment No. 3"), Amendment No. 4 dated October 26, 1995, and Amendment No. 5 dated July 16, 1997 ("Amendment No. 5") (together with the Original Plan, collectively, the "Plan"), is hereby amended pursuant to the following provisions:

sec.1. DEFINITIONS.

     All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

sec.2. SHARES SUBJECT TO PLAN.

     The maximum aggregate number of Shares with respect to which Options may be granted under the Plan is increased by 600,000 Shares to a total of 1,610,000 Shares. Such aggregate number of Shares shall be subject to adjustment as provided in the Plan.

sec.3. ELIGIBLE PARTICIPANTS.

     Section 4 of the Original Plan, as previously amended by Amendment No. 3, is hereby amended to read in its entirety as follows:

          The persons eligible to receive Options under the Plan ("Eligible Persons") shall include all officers and all full-time employees of the Company and its subsidiaries, and, in the case of Nonqualified Options (defined in sec.5, below), directors of subsidiaries of the Company (other than directors of such subsidiaries who are also directors of the Company) and such part-time employees of the Company or its subsidiaries, if any, as may be designated by the Committee from time to time.

sec.4. EFFECTIVE DATE; CONSTRUCTION.

     The effective date of this amendment is May 1, 1998, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

     This amendment shall be submitted to the shareholders of the Company for approval as soon as practicable but in any event not later than 12 months after the effective date of this amendment. Notwithstanding the preceding paragraph or any other provisions of this amendment to the contrary, if this amendment is not approved by the shareholders of the Company within such 12-month period, this amendment and all Options granted with respect to the additional Shares subject to the Plan as a result of this amendment, and all Nonqualified Options granted to part-time employees of the Company or any of its subsidiaries, shall automatically become null and void and have no further force or effect.

                                                                      APPENDIX B

                              METATEC CORPORATION
                        1999 DIRECTORS STOCK OPTION PLAN

sec.1. PURPOSES OF PLAN.

     The purposes of this 1999 Directors Stock Option Plan (the "Plan") of Metatec Corporation (the "Company"), are to advance the interests of the Company and its shareholders by (a) encouraging directors of the Company who are not employees or officers of the Company or any of its subsidiaries to acquire a proprietary interest in the Company, (b) promoting the interest of such directors in the development and financial success of the Company, and (c) assisting the Company in attracting and retaining highly qualified directors. These objectives will be promoted by granting to Eligible Directors (as defined in sec.3, below) options (the "Options") to purchase shares of the Company's common shares, $.10 par value (the "Shares").

sec.2. ADMINISTRATION OF PLAN.

     The Plan shall be administered by a committee (the "Committee") of not less than three directors of the Company appointed by the Company's Board of Directors (the "Board"); provided that unless another committee is designated by the Board, the Board's Compensation Committee shall serve as the Committee. The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee may adopt any rules it considers appropriate for the conduct of its business or the administration of the Plan, establish the terms and conditions of the Options, make interpretations of the Plan and all agreements executed pursuant to the Plan, and take any other actions it considers appropriate in connection with the Plan, all in a manner consistent with the other provisions of the Plan, and shall have such additional authority as the Board may determine to be desirable from time to time. The decisions of the Committee on matters within its jurisdiction under the Plan shall be conclusive and binding.

sec.3. PARTICIPANTS IN PLAN.

     The persons eligible to receive Options under the Plan shall be those directors of the Company who are not employees or officers of the Company or any subsidiary of the Company (any such person, an "Eligible Director").

sec.4. SHARES SUBJECT TO PLAN.

     The maximum aggregate number of Shares which may be issued pursuant to Options granted under the Plan shall be 300,000 Shares, and those Shares shall be reserved for issuance under the Plan. Such Shares may be authorized but unissued Shares or issued Shares reacquired by the Company and held as Treasury Shares. If an Option granted under the Plan expires or terminates, the Shares subject to such expired, or terminated option shall again be available for other Options to be granted under the Plan. The aggregate number of Shares which may be issued under the Plan shall be subject to adjustment under sec.9 of the Plan.

sec.5. GRANT AND TERMS OF OPTIONS.

     Subject to sec.23 of the Plan, immediately following each annual meeting of the shareholders of the Company following the Effective Date (as defined in sec.22, below), each person who is then an Eligible Director automatically shall be granted an option (an "Annual Option") to purchase 5,000 Shares. Each Annual Option shall be fully vested on the date of grant.

     In addition, subject to sec.23 of the Plan, the Committee shall have the authority to grant to each person who first becomes an Eligible Director after the Effective Date an option (a "One-Time Option") to purchase such number of Shares as the Committee may deem appropriate upon such terms and conditions consistent with the Plan as the Committee may deem appropriate.

     The Annual Options and the One-Time Options (collectively, the "Options" and individually, an "Option") are stock options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each Option shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, and each such agreement (an "Option Agreement") shall be dated as of the date on which the Option is granted, signed by an officer of the Company authorized by the Committee, and signed by the Eligible Director to whom such option is granted (Eligible Directors granted Options hereunder, "Grantees"). All Option Agreements shall be consistent with the Plan and comply with and be subject to the preceding terms of this section and the following terms and conditions:

          (a) Price. The purchase price per Share issuable upon exercise of an Option shall be the fair market value of a Share on the date the Option is granted. For purposes of the Plan, the fair market value of a Share shall mean, as of any given date: (i) the mean between the highest and lowest bid and ask prices, as reported on the National Association of Securities Dealers, Inc., on the most recent previous reporting day, (ii) the last reported sale price in the Nasdaq Stock Market National Market System on the most recent previous reporting day, or (iii) the last reported sale price on any stock exchange on which the Shares are listed on the most recent previous reporting day, whichever shall be applicable.

          (b) Maximum Term. The term of each Option shall commence on the date such Option is granted and shall terminate on the fifth anniversary of such date.

          (c) Termination of Options. Except as otherwise provided in sec.15 of the Plan, if a Grantee ceases to be an Eligible Director for any reason, then all Options or any unexercised portion of such Options which otherwise are exercisable by such Grantee shall terminate unless such Options are exercised within six months after the date such Grantee ceases to be an Eligible Director (but in no event after expiration of the original term of any such Options); provided that if such Grantee ceases to be an Eligible Director by reason of such Grantee's death, the 6-month period shall instead be a one-year period. Notwithstanding the foregoing, if, after a Grantee reaches the age of 70, that Grantee ceases to be an Eligible Director for any reason other than his death or discharge for cause, then any Option or portion thereof which is otherwise then exercisable by that Grantee shall not terminate as provided in this sec.5(c), but shall continue to be exercisable during the remainder of the original term of that Option; provided that if such Grantee thereafter dies, then each such Option shall terminate unless exercised within one year after the date of that Grantee's death (but in no event after the expiration of the original term of that Option).

          (d) Transferability. Options shall not be transferable, and any attempted transfer shall be null and void, except that: (i) Options may be transferred by a Grantee by will or the laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code); and (ii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Option by a Grantee to such Grantee's spouse, children, grandchildren, nieces, or nephews, to the trustee of any trust for the principal benefit of one or more such persons, or to a partnership whose only partners are one or more such persons. During a Grantee's lifetime, such Grantee's Options shall be exercisable only by such Grantee or his legal representatives; provided that if on Option is transferred pursuant to a permitted transfer, such Option shall be exercisable only by the transferee or such transferee's legal representative.

          (e) Method of Exercise. To the extent the right to exercise an Option has accrued, such Option may be exercised from time to time by giving written notice to the Secretary of the Company (the date such notice is received by the Company, the "Exercise Date"), stating the number of Shares (which must be a whole number) with respect to which such Option is being exercised. Upon receipt of payment of the full purchase price for such Shares, plus applicable withholding taxes, by certified or bank cashier's check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) surrender of Shares subject to the Option which have a fair market value equal to the total exercise price at the time of exercise, or
     (iii) a combination of the preceding methods, and subject to compliance with all other terms and conditions of the Plan and the Option Agreement relating to such Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person's designated representative.

sec.6. RESTRICTION ON EXERCISE.

     Notwithstanding any provision of the Plan to the contrary, no unexercised Option shall be exercisable if, prior to such exercise, the Grantee of the Option violates any non-competition, confidentiality, conflict of interest, or similar provision set forth in any Option Agreement or any other agreement with the Company, or otherwise conducts himself in a manner adversely affecting the Company or any subsidiary of the Company, as determined by the Committee, in its sole discretion.

sec.7. WITHHOLDING TAX.

     The Company, at its option, shall have the right to require the Grantee or any other person receiving Shares under the Plan to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

sec.8. SECURITIES LAW RESTRICTIONS.

     No Option shall be exercisable and no Shares shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable, in its sole discretion.

     The Committee may require each person acquiring Shares under the Plan (a) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

sec.9. CHANGE IN CAPITAL STRUCTURE.

     If the Company (a) pays a dividend or makes a distribution in Shares without receiving consideration in the form of money, services, or property, (b) subdivides or splits its outstanding Shares into a greater number of Shares, or
(c) combines its outstanding Shares into a smaller number of Shares, then the aggregate number of Shares reserved for issuance pursuant to the Plan and the number and option price of Shares subject to the unexercised portions of then-outstanding Options shall be adjusted so that, assuming that Options had been previously granted for all of the Shares so reserved, the Grantees would be entitled to receive for the same aggregate price that number of Shares which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or the effective date in the case of a subdivision, split, or combination.

     If the Company reclassifies or changes the Shares (except for splitting or combining or changing par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the Shares except as stated above), the aggregate number and type of shares of capital stock reserved for issuance pursuant to the Plan and the number and option price of shares of capital stock subject to the unexercised portions of then-outstanding Options shall be adjusted so that, assuming that Options had been previously granted for all the Shares reserved for issuance under the Plan, the Grantees would be entitled to receive for the same aggregate price that number and type of shares of capital stock which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event.

     No adjustment pursuant to this section shall be required unless such adjustment would require an increase or decrease of at least 1% in the number or price of the Shares or other shares of capital stock; provided that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this section to the contrary notwithstanding, the Company shall be entitled to make such reductions in the option price, in addition to those required by this section, as it, in its discretion, shall determine to be advisable in order that any stock dividends, subdivisions or splits of shares, distribution of rights to purchase shares or securities, or distribution of securities convertible into or exchangeable for shares hereafter made by the Company to its shareholders shall not be taxable.

     In addition, if any adjustment is made under the preceding provisions of this section with respect to the aggregate number or type of shares of capital stock reserved for issuance pursuant to the Plan, then, with respect to any remaining Options to be granted under the Plan after the date of such adjustment, the numbers of Shares specified in sec.5 of the Plan, and the type of shares of capital stock subject to such Options, also shall be proportionately adjusted in a manner consistent with the adjustment in the aggregate number and type of shares of capital stock reserved for issuance pursuant to the Plan.

sec.10. SIX-MONTH HOLDING PERIOD.

     Shares purchased upon exercise of an Option may not be sold before at least six months have elapsed from the date the Option was granted.

sec.11. NO ENLARGEMENT OF RIGHTS.

     The adoption of this Plan and the grant of one or more Options to an Eligible Director shall not confer any right to the Eligible Director to continue in the status of Eligible Director and shall not restrict or interfere in any way with the right of the Company to terminate such Eligible Director's status as such at any time, with or without cause.

sec.12. RIGHTS AS STOCKHOLDER.

     No Grantee or any permitted transferee of an Option shall have any rights of a stockholder in the Company with respect to the Shares covered by an Option unless and until such Shares have been duly issued and delivered to him under the Plan.

sec.13. ACCELERATION OF RIGHTS.

     The Committee shall have the authority, in its discretion, to accelerate the time at which an Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of such Option.

sec.14. DEFINITION OF SUBSIDIARY.

     The terms "subsidiary" and "subsidiary corporation" when used in the Plan or any Option Agreement made pursuant to the Plan mean a subsidiary corporation as defined in sec.424(f) of the Code.

sec.15. TERMINATION FOR CAUSE

     Notwithstanding any provision to the contrary in the Plan or in any Option Agreement, upon the discharge of any Grantee as a director of the Company for cause, all unexercised Options granted to such Grantee shall immediately lapse and be of no further force or effect.

sec.16. INTERPRETATION

     The interpretation by the Committee of any provision of the Plan or of any Stock Option Agreement executed pursuant to the grant of an Option under the Plan shall be final and conclusive upon all Grantees or transferees under the Plan.

sec.17. TERMINATION AND AMENDMENT OF PLAN.

     The Board may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Grantees of such options.

sec.18. PROTECTION OF BOARD AND COMMITTEE.

     No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Option granted under the Plan.

sec.19. GOVERNMENT REGULATIONS.

     Notwithstanding any provision of the Plan or any Option Agreement executed pursuant to the Plan, the Company's obligations under the Plan and such Option Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Shares may then be listed.

sec.20. GENDERS AND NUMBERS.

     When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

sec.21. CAPTIONS.

     The captions of the various sections of the Plan are not part of the context of the Plan, are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

sec.22. EFFECTIVE DATE.

     The Plan is effective February 17, 1999 (the "Effective Date"). The Plan shall be submitted to the shareholders of the Company for approval as soon as practicable but in any event not later than 12 months after the Effective Date. Notwithstanding anything to the contrary contained herein, no Options shall be exercisable prior to such approval. If the Plan is not approved by the shareholders of the Company within 12 months after the effective date of the Plan, the Plan and all Options granted under the Plan shall become null and void and have no further force or effect.

sec.23. TERM OF PLAN.

     No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Options granted prior to such tenth anniversary may extend beyond that date.

sec.24. SAVINGS CLAUSE.

     In case any one or more of the provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan. This Plan and all transactions pursuant to this Plan are intended to comply in all respects with applicable law and regulations.

                                                                      APPENDIX C

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This Agreement and Plan of Merger and Reorganization (this "Agreement") is made as of March 8, 1999, between Metatec Corporation, a Florida corporation ("Metatec"), and Metatec International, Inc., an Ohio corporation ("Metatec International").

                             BACKGROUND INFORMATION

     A. Metatec, as the sole shareholder of Metatec International, desires to effect a merger of Metatec with and into Metatec International (the "Merger") pursuant to the provisions of the Florida Business Corporation Act ("the FBCA") and the General Corporation Law of the State of Ohio (the "OGCL").

     B. Metatec and Metatec International intend that the Merger qualify as a "reorganization" within the meaning of Section 368(f) of the Internal Revenue Code of 1986, as amended.

     C. The respective Boards of Directors of Metatec and Metatec International have determined that the Merger is desirable and in the best interests of each corporation and that the Merger be consummated in accordance with the terms and subject to the conditions set forth in this Agreement. The Board of Directors of Metatec International has approved this Agreement. The Board of Directors of Metatec has approved this Agreement and directed that it be submitted for approval by the shareholders of Metatec.

                             STATEMENT OF AGREEMENT

     The parties hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

          sec.1. THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the FBCA and the OGCL, at the Effective Time (as defined in sec.6 of this Agreement), Metatec shall be merged with and into Metatec International. Metatec International shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Ohio. At the Effective Time, the separate corporate existence of Metatec shall cease. Metatec International, in its capacity as the corporation surviving the merger, is sometimes referred to in this Agreement as the "Surviving Corporation."

          sec.2. EFFECT OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for in this Agreement and in Sections 607.1106 and 607.1107 of the FBCA and Section 1701.82 of the OGCL.

          sec.3. ARTICLES OF INCORPORATION; CODE OF REGULATIONS. The Articles of Incorporation of the Surviving Corporation shall be the Amended and Restated Articles of Incorporation attached hereto as Exhibit A (the "Amended and Restated Articles of Incorporation"). The Amended and Restated Articles of Incorporation shall be filed with the Ohio Secretary of State as an exhibit to the Certificate of Merger filed with that office. The Code of Regulations of the Surviving Corporation shall be the Code of Regulations of Metatec International in effect immediately prior to the Effective Time.

          sec.4. DIRECTORS OF THE SURVIVING CORPORATION. At and after the Effective Time, and until changed in the manner provided in the Code of Regulations or the Amended and Restated Articles of Incorporation of the Surviving Corporation or as otherwise provided by law, the number of directors of the Surviving Corporation shall be the same number of directors of Metatec in effect immediately prior to the Effective Time. At the Effective Time, each person who is a director of Metatec immediately prior to the Effective Time shall become a director of the Surviving Corporation. Each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected a director of Metatec and until his successor is duly elected and qualified in the manner provided in the Code of Regulations or the Amended and Restated Articles of Incorporation of the Surviving Corporation or as otherwise provided by law or until his earlier death, resignation or removal in the manner provided in the Code of Regulations or the Amended and Restated Articles of Incorporation of the Surviving Corporation or as otherwise provided by law.

          sec.5. OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, each person who is an officer of Metatec immediately prior to the Effective Time shall become an officer of the Surviving Corporation in accordance with the Code of Regulations of the Surviving Corporation holding the same office as he or she held in Metatec immediately prior to the Effective Time.

          sec.6. EFFECTIVE TIME. The Merger shall become effective at 11:59 p.m. on April 30, 1999 (the "Effective Time").

          sec.7. CONVERSION OF SHARES. At the Effective Time, each common share, $0.10 par value (the "Metatec Shares"), of Metatec issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of the Metatec Shares, be converted into one fully paid and nonassessable common share, without par value (the "Surviving Corporation Shares"), of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          sec.8. EFFECT OF CONVERSION. At and after the Effective Time, each share certificate which, immediately prior to the Effective Time, represented outstanding Metatec Shares (a "Metatec Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number Surviving Corporation Shares into which the Metatec Shares represented by such Metatec Certificate immediately prior to the Effective Time have been converted pursuant to sec.7 of this Agreement. The registered owner of any Metatec Certificate outstanding immediately prior to the Effective Time, as such owner appears in the books and records of Metatec or its transfer agent immediately prior to the Effective time, shall, until such Metatec Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the Surviving Corporation Shares into which the Metatec Shares represented by any such Metatec Certificate have been converted pursuant to sec.7 of this Agreement.

          sec.9. EXCHANGE OF CERTIFICATES. Each holder of a Metatec Certificate shall, upon the surrender of such Metatec Certificate to the Surviving Corporation or its transfer agent for cancellation after the Effective Time, be entitled to receive from the Surviving Corporation or its transfer agent a certificate (a "Surviving Corporation Certificate") representing the number of Surviving Corporation Shares into which the Metatec Shares represented by such Metatec Certificate have been converted pursuant to sec.7 of this Agreement. If any such Surviving Corporation Certificate is to be issued in a name other than that in which the Metatec Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Metatec Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall either pay any transfer or other taxes required by reason of the issuance of the Surviving Corporation Certificate in a name other than that of the registered holder of the Metatec Certificate surrendered or establish to the satisfaction of the Surviving Corporation or its transfer agent that such tax has been paid or is not applicable.

          sec.10. STOCK OPTION PLANS AND OTHER INCENTIVE COMPENSATION PLANS

          (a) Each option to purchase Metatec Shares granted under Metatec's 1992 Directors' Stock Option Plan, as amended, Metatec's 1999 Directors Stock Option Plan, and Metatec's 1990 Stock Option Plan, as amended (collectively, the "Stock Option Plans"), that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of any such option, be converted into and become an option to purchase the same number of Surviving Corporation Shares as the number of Metatec Shares that were subject to such option immediately prior to the Effective Time at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time. The Surviving Corporation shall reserve for purposes of the Stock Option Plans a number of Surviving Corporation Shares equal to the number of Metatec Shares reserved by Metatec for issuance under the Stock Option Plans as of the Effective Time. As of the Effective Time, the Surviving Corporation shall automatically assume the Stock Option Plans and all obligations of Metatec under the Stock Option Plans, including the outstanding options granted or awarded pursuant thereto.

          (b) The Metatec directors deferred compensation plan and the Metatec Open Book Management Plan (each, a "Compensation Plan") as in effect immediately prior to the Effective Time shall each be adopted as a Compensation Plan of the Surviving Corporation at the Effective Time, automatically and without further act of either Metatec or the Surviving Corporation or any participant under these plans, and each person who is a participant under a Compensation Plan shall thereafter continue to participate under such Compensation Plan upon identical terms and conditions. As of the Effective Time, the Surviving Corporation shall automatically assume the Compensation Plans and all obligations of Metatec under the Compensation Plans.

          sec.11. APPROVAL. This Agreement shall be submitted for approval by the shareholders of Metatec prior to the Effective Time. The obligations of the parties to consummate the Merger shall be subject to the approval of the Merger and this Agreement by the Shareholders of Metatec on or prior to the Effective Time.

          sec.12. FILING OF MERGER DOCUMENTS. Prior to the Effective Time, Metatec shall file a certificate of merger with the Secretary of State of the State of Ohio and Metatec International shall file articles of merger with the Florida Department of State.

          sec.13. AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of Metatec and Metatec International, after authorization of such action by their respective Boards of Directors, at any time prior to the Effective Time, except that after the approval contemplated by sec.11 of this Agreement, no amendment shall (a) alter or change the amount or kind of shares to be received in the Merger by the holders of shares of either Metatec or Metatec International, (b) alter or change any term of the Articles of Incorporation or the Code of Regulations of Metatec, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of shares of either Metatec or Metatec International.

          sec.14. ABANDONMENT. At any time prior to the Effective Time, the Board of Directors of either Metatec or Metatec International, or both, may terminate this Agreement notwithstanding approval of this Agreement by the sole shareholder of Metatec International or by the shareholders of Metatec, or by both.

METATEC CORPORATION                                    METATEC INTERNATIONAL, INC.

By /s/ JEFFREY M. WILKINS                              By /s/ JEFFREY M. WILKINS
-----------------------------------------------------  -----------------------------------------------------
   Jeffrey M. Wilkins, Chairman of the Board,             Jeffrey M. Wilkins, Chairman of the Board,
   President and Chief Executive Officer                  President and Chief Executive Officer

                                                      EXHIBIT A TO AGREEMENT AND
                                               PLAN OF MERGER AND REORGANIZATION

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          METATEC INTERNATIONAL, INC.

     The undersigned, desiring to organize a corporation for profit (the "Corporation") under Chapter 1701, Ohio Revised Code, hereby certifies:

          FIRST:  The name of the Corporation is Metatec International, Inc.

          SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is Dublin, Franklin County.

          THIRD: The purpose or purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and any amendments heretofore or hereafter made thereto.

          FOURTH: The Corporation shall have the authority to issue 10,000,000 shares, all of which shall be common shares without par value. The holders of the common shares shall be entitled to one vote for each common share held by them on all matters voted upon by shareholders of the Corporation.

          FIFTH: To the extent permitted by law, the Corporation may purchase or otherwise acquire shares of any class issued by it at such times, for such consideration and upon such terms and conditions as the board of directors may determine.

          SIXTH: The number of directors of the Corporation shall not be less than three nor more than fifteen. The number of directors may be fixed or changed from time to time as determined by a resolution adopted by two-thirds ( 2/3) or more of the members of the board of directors then in office, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation may not be removed without cause except by the affirmative vote of holders of not less than 50% of the common shares, provided that such 50% voting requirement shall not be applicable if the board of directors shall have approved such removal by a resolution adopted by two-thirds
     ( 2/3) or more of the members of the board of directors then in office.

          SEVENTH: The board of directors shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as possible. The term of office of directors in one class shall expire at each annual meeting of shareholders, and in all cases as to each director until a successor shall be elected and qualified, or until his earlier resignation, removal from office, death or incapacity. If the number of directors is hereafter changed, an increase or decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal as possible. The initial term of office of directors of Class I shall expire at the annual meeting of shareholders in 2000, that of Class II shall expire at the annual meeting of shareholders in 2001, and that of Class III shall expire at the annual meeting of shareholders in 1999, and in all cases as to each director until a successor shall be elected and qualified, or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of shareholders, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election or until their earlier resignation, removal from office, death or incapacity.

          EIGHTH: Special meetings of shareholders of the Corporation may be called by the board of directors or by holders of common shares entitled to exercise not less than 25% of all votes entitled to be case on any issue to be considered at the proposed special meeting, in accordance with any procedures set forth in the Corporation's Code of Regulations.

          NINTH: Notwithstanding any provision in any statute of the State of Ohio, now or hereafter in force, requiring the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, any action may be authorized or taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, or of such class or classes of shares thereof, unless the proportion designated by such statute cannot be altered by these Articles of Incorporation. Notwithstanding the foregoing, the required vote or consent for any action described in Article Tenth shall be governed by the provisions of Article Tenth.

          TENTH: The affirmative vote of the holders of not less than 60% of the outstanding common shares of the Corporation shall be required for the approval or authorization of any (a) merger, consolidation or share exchange of the Corporation with or into any other corporation, or (b) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity, or (c) any amendment to these Articles of Incorporation or the Code of Regulations of the Corporation to amend, alter, change or repeal the application of sec.1701.831 of the Ohio Revised Code or any similar or like control share acquisition statute now or hereafter in effect in the State of Ohio; provided, however, that the affirmative vote of a majority of the holders of the outstanding common shares of the Corporation shall be required if the board of directors of the Corporation shall have approved any transaction described in clause (a), (b) or (c) by a resolution adopted by two-thirds ( 2/3) or more of the members of the board of directors then in office. No amendment to the Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article Tenth or Article Sixth or Article Seventh unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of holders of not less than 60% of the outstanding common shares of the Corporation; provided, however, that the affirmative vote of a majority of the holders of the outstanding common shares of the Corporation shall be required if the board of directors of the Corporation shall have approved the amendment by a resolution adopted by two-thirds ( 2/3) or more of the members of the board of directors then in office.

          ELEVENTH: No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such considerations and upon such terms and conditions as may be authorized by its board of directors, in its discretion, from time to time.

          TWELFTH: No holder of shares of the Corporation of any class shall have the right to cumulate his voting power in the election of directors of the Corporation, and the right to cumulative voting described in sec.1701.55 of the Ohio Revised Code is hereby specifically denied to the holders of shares of any class of the Corporation.

                                     PROXY

                              METATEC CORPORATION
                              -------------------

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Jeffrey M. Wilkins and Julia A. Pollner, and each of them, with full power of substitution, proxies to vote and act with respect to all Common Shares, $0.10 par value (the "Shares"), of Metatec Corporation, a Florida corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 20, 1999, at the Company's principal executive offices located at 7001 Metatec Boulevard, Dublin, Ohio, 43017, at 1:00 p.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the following proposals and any other matters that may properly come before the Annual Meeting.

1.     WITH [ ]    OR WITHOUT [ ]      AUTHORITY TO ELECT ALL NOMINEES
                                       LISTED BELOW AS CLASS III DIRECTORS
                                       (except as marked to the contrary below):

                   A. Grant Bowen          Jeffrey M. Wilkins

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
LINE THROUGH HIS NAME.

2. PROPOSAL TO AMEND THE COMPANY'S 1990 STOCK OPTION PLAN.

        FOR [ ]        AGAINST [ ]     ABSTAIN [ ]

3. PROPOSAL TO APPROVE THE COMPANY'S 1999 DIRECTORS STOCK OPTION PLAN.

        FOR [ ]        AGAINST [ ]     ABSTAIN [ ]

4. PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM FLORIDA TO OHIO
THROUGH A MERGER OF THE COMPANY WITH AND INTO METATEC INTERNATIONAL, INC., A
SUBSIDIARY OF THE COMPANY.

        FOR [ ]        AGAINST [ ]     ABSTAIN [ ]


5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted to elect all directors as set forth in Item 1, above, and FOR the proposals listed in Item 2, Item 3, and
Item 4, above, and, and in the discretion of the proxies, on any other matter which properly comes before the Annual Meeting.

                                                         ---------------------------------
Please be sure to sign and date this Proxy in the box   |    Date
 below.                                                 |
------------------------------------------------------------------------------------------
Shareholder sign above                                  |    Co-holder (if any) sign above
------------------------------------------------------------------------------------------